UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant
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Filed by a Party other than the Registrant
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Dun & Bradstreet Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DUN & BRADSTREET HOLDINGS, INC. 5335 GATE PARKWAY JACKSONVILLE, FLORIDA 32256

April 25, 2024
Dear Stockholder:
On behalf of the board of directors, I cordially invite you to attend the annual meeting of the stockholders of Dun & Bradstreet Holdings, Inc. The meeting will be held virtually on June 12, 2024 at 11:00 a.m. Eastern Time. Instructions for accessing the virtual meeting platform online are included in the Proxy Statement for this meeting. The formal Notice of Annual Meeting and Proxy Statement for this meeting are attached to this letter.
The Notice of Annual Meeting and Proxy Statement contain more information about the annual meeting, including:
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Who can vote; and

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The different methods you can use to vote, including the telephone, internet and traditional paper proxy card.

Whether or not you plan to attend the virtual annual meeting, please vote by one of these outlined methods to ensure that your shares are represented and voted in accordance with your wishes.
For nearly 200 years, Dun & Bradstreet data and insights have been fueling decisions to help our clients grow their organizations, improve margins, and stay compliant. As the world around us has changed in the past several years, Dun & Bradstreet has further stepped up its innovation to provide a portfolio of solutions that industries expect from a leader in commercial data and analytics. Knowing what data to trust and having the right tools to make data actionable is what drives our clients’ competitive edge, especially in today’s global market. We see it as our duty to excel at delivering both the data and solutions to help organizations realize success. We are proud of strong operating results and investment returns to stockholders, as well as the future we are building.
On behalf of the board of directors, I thank you for your support.
Sincerely,
Anthony M. Jabbour

Notice of Annual Meeting
of Stockholders

To the Stockholders of Dun & Bradstreet Holdings, Inc.:
Notice is hereby given that the 2024 Annual Meeting of Stockholders of Dun & Bradstreet Holdings, Inc. will be held via live webcast on June 12, 2024 at 11:00 a.m. Eastern Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.
com/DNB2024 and using your 16-digit control number, where you will be able to listen to the meeting live and vote online. We encourage you to allow ample time for online check-in, which will open at 10:45 a.m. Eastern Time. Please note that there will not be a physical location for the 2024 Annual Meeting and that you will only be able to attend the meeting by means of remote communication. We designed the format of our virtual annual meeting to ensure that our stockholders who attend the virtual annual meeting will have the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions. The meeting is being held in order to:
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Elect 11 directors to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

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Approve an amendment to our amended and restated certificate of incorporation to limit liability of our officers as permitted by law;

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Approve a non-binding advisory resolution on the compensation paid to our named executive officers; and

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Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2024 fiscal year.

At the meeting, we will also transact such other business as may properly come before the meeting or any adjournment thereof.
The board of directors set April 15, 2024 as the record date for the meeting. This means that owners of Dun & Bradstreet Holdings, Inc. common stock at the close of business on that date are entitled to:
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Receive notice of the meeting; and

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Vote at the meeting and any adjournments or postponements of the meeting.

All stockholders are cordially invited to attend the annual meeting. However, even if you plan to attend the annual meeting virtually, please read these proxy materials and cast your vote on the matters that will be presented at the annual meeting. You may vote your shares through the Internet, by telephone or by mailing your proxy card. Instructions for our registered stockholders are described under the question “How do I vote?” on page 3 of the proxy statement.
Sincerely,
Colleen E. Haley
Corporate Secretary
Jacksonville, Florida
April 25, 2024
PLEASE COMPLETE, DATE AND SIGN THE PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE (OR VOTE VIA TELEPHONE OR INTERNET) TO ASSURE REPRESENTATION OF YOUR SHARES.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2024: The Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.proxyvote.com.

01	General Information About the Company
03	General Information About the Virtual Annual Meeting
07	Corporate Governance and Related Matters
17	Certain Information About Our Directors
24	Proposal No. 1: Election of Directors
25	Certain Information About Our Executive Officers
26	Proposal No. 2: Approve an Amendment to our Amended and Restated Certificate of Incorporation to Limit Liability of Our Officers as Permitted by Law
28	Compensation Discussion and Analysis and Executive and Director Compensation
44	Executive Compensation
59	Proposal No. 3: Advisory Vote on Executive Compensation
62	Proposal No. 4: Ratification of Independent Registered Public Accounting Firm
63	Security Ownership of Certain Beneficial Owners, Directors and Executive Officers
66	Certain Relationships and Related Person Transactions
68	Stockholder Proposals and Nominations
69	Other Matters
69	Available Information
A-1	Appendix A — Non-GAAP Financial Measures
B-1	Appendix B — Officer Exculpation Amendment

Proxy Statement

The proxy is solicited by the board of directors of Dun & Bradstreet Holdings, Inc., which we refer to as Dun & Bradstreet, DNB or the Company, for use at the Annual Meeting of Stockholders to be held on June 12, 2024 at 11:00 a.m. Eastern Time, or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held virtually.
It is anticipated that such proxy, together with this proxy statement, will first be mailed on or about April 25, 2024 to all stockholders entitled to vote at the meeting.
The Company’s principal executive offices are located at 5335 Gate Parkway, Jacksonville, Florida 32256, and its telephone number at that address is (904) 648-8006.
General Information
About the Company

We are a leading global provider of business decisioning data and analytics. Our mission is to deliver a global network of trust, enabling clients to transform uncertainty into confidence, risk into opportunity and potential into prosperity. Clients embed our trusted, end-to-end solutions into their daily workflows to inform commercial credit decisions, evaluate whether suppliers and other third parties are financially viable, reputable, compliant and resilient, enhance salesforce productivity and gain visibility into key markets. Our solutions support our clients’ mission critical business operations by providing proprietary and curated data and analytics to help drive informed decisions and improved outcomes.
We are differentiated by the scale, depth, diversity and accuracy of our constantly expanding business database, known as our “Data Cloud,” that contains comprehensive information on more than 550 million total organizations as of December 31, 2023. Access to longitudinal curated data is critical for global commerce, and with only a small percentage of the world’s businesses filing public financial statements, our data is a trusted source for reliable information about both public and private businesses. By building such a set of data over time, we were able to establish a unique identifier that creates a single thread connecting related corporate entities allowing our clients to form a holistic view of an enterprise. This unique identifier, which we refer to as the D-U-N-S® Number, is an organization’s “fingerprint” or “Social Security Number”. We believe that we are the only scale provider to possess both worldwide commercial credit data and comprehensive public records data that are linked together by a unique identifier allowing for an accurate assessment of public and private businesses globally.
Leveraging our commercial credit data and analytics, as well as compliance intelligence, our Finance & Risk solutions are used in the critical decisioning processes of finance, risk, compliance and procurement departments worldwide. Our Sales & Marketing solutions combine firmographic, personal contact, intent and non-traditional, or alternative data, such as foot traffic, website usage, social media posts, online browsing activity and shipping trackers, to assist clients in optimizing their sales and marketing strategy by cleansing customer relationship management data and narrowing their focus and efforts on the highest probability prospects.
We leverage these differentiated capabilities to serve a broad set of clients across multiple industries and geographies. We have a global client base that includes some of the largest companies in the world. Our data and analytics support a wide range of use cases covering nearly all industry verticals, including financial services, technology, communications, government, retail, transportation and manufacturing. In terms of our geographic footprint, we have an industry-leading presence in North America, an established presence in the United Kingdom and Ireland (U.K.), Northern Europe (Sweden, Norway, Denmark, Finland, Estonia and Latvia), Central Europe (Germany, Austria, Switzerland and various other central and eastern European countries), Greater China and India through our majority or wholly-owned subsidiaries and a broader global presence through our Worldwide Network alliances.
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Our Transformation
Over the course of our history, our subsidiary The Dun & Bradstreet Corporation earned a privileged position of leadership and trust within the industries we serve. However, operational and execution issues led to stagnant revenue growth and declining profitability. An investor consortium led by William P. Foley, II at Bilcar, LLC (Bilcar), Thomas H. Lee Partners, L.P. (THL), Cannae Holdings, Inc. (Cannae), Black Knight, Inc. (Black Knight) and CC Capital Partners, LLC (CC Capital and together with Bilcar, THL, Cannae and Black Knight, the Investor Consortium) identified an opportunity to unlock DNB’s potential and acquired DNB in February 2019. We refer to this transaction as the Take-Private Transaction.
Following the Take-Private Transaction, Mr. Foley and the rest of the Investor Consortium developed a senior leadership team with extensive experience and a proven track record of driving long-term shareholder value creation through transformation and growth initiatives. The senior leadership team, including our Chief Executive Officer Anthony M. Jabbour, our Chief Financial Officer Bryan T. Hipsher, our President — North America Ginny Gomez, our President — International Neeraj Sahai, and our Chief Legal Officer Joe A. Reinhardt III, continue to execute on our strategic plan to improve and revitalize our business for long-term success. Our leadership team is focused on value creation, enhanced technology and data, solution innovation and a client-centric go-to-market strategy.
On July 6, 2020, we completed an initial public offering (the IPO) of 90,047,612 shares of our common stock, par value $0.0001 per share at a public offering price of $22.00 per share. Immediately subsequent to the closing of the IPO, we also completed a private placement of 18,458,700 shares of common stock at a price per share equal to 98.5% of the IPO price, or $21.67 per share.
In 2021, we expanded our global footprint and client base through our acquisitions of Bisnode Business Information Group AB (Bisnode), NetWise Data, LLC (NetWise) and Eyeota Holdings Pte. Ltd. (Eyeota), which increased our global client base and expanded and enhanced our Data Cloud. We continue to focus on the integration of these businesses, enhancing our data and technology, and continued innovation of new and existing solutions to grow our industry-leading presence in North America, our established presence in the U.K., Northern Europe, Central Europe, Greater China and India, and our broader global presence through our Worldwide Network alliances. As we continue to execute on our multi-year transformation strategy, we believe that our unique mix of high-quality revenues, blue chip client base, and focus on innovation, strong profitability and disciplined capital allocation differentiate us through our ability to continue delivering strong performance in modulating economic conditions.
Statement Regarding Forward-Looking Information
This Proxy Statement includes forward-looking statements. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. Forward-looking statements include, without limitation, statements about our business and future performance. These statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023.
None of the information or data included on our websites or referenced in this Proxy Statement will be deemed to be a part of this Proxy Statement or any of our other filings with the SEC.
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General Information
About the Virtual Annual Meeting

Your shares can be voted at the virtual annual meeting only if you vote by proxy or if you are present and vote at the meeting. Even if you expect to attend the virtual annual meeting, please vote by proxy to assure that your shares will be represented.
Why did I receive this proxy statement?
The board is soliciting your proxy to vote at the virtual annual meeting because you were a holder of our common stock at the close of business on April 15, 2024, which we refer to as the record date, and therefore you are entitled to vote at the annual meeting. This proxy statement contains information about the matters to be voted on at the annual meeting, and the voting process, as well as information about the Company’s directors and executive officers.
Who is entitled to vote?
All record holders of common stock as of the close of business on April 15, 2024 are entitled to vote. As of the close of business on that day, 442,717,512 shares of common stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the virtual annual meeting.
If you hold your shares of common stock through a broker, bank or other holder of record, you are considered a “beneficial owner,” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting via the Internet or by telephone.
What shares are covered by the proxy card?
The proxy card covers all shares of common stock held by you of record (i.e., shares registered in your name).
How do I vote?
You may vote using any of the following methods:
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At the virtual annual meeting. All stockholders may vote at the virtual annual meeting. Please see “How do I access the virtual annual meeting? Who may attend?” for additional information on how to vote at the annual meeting.

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By proxy. There are three ways to vote by proxy:

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By mail, using your proxy card and return envelope;

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By telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card; or

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By the Internet, using a unique password printed on your proxy card and following the instructions on the proxy card.

Even if you expect to attend the virtual annual meeting, please vote by proxy to assure that your shares will be represented.
What does it mean to vote by proxy?
It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer, our Chief Legal Officer and our Corporate Secretary, and each of them, who are sometimes referred to as the “proxy holders.” By giving your proxy to the proxy holders, you assure that your vote will be counted even if you are unable to attend the annual meeting. If you give your proxy but do not include specific instructions on how to vote on a particular proposal described in this proxy statement, the proxy holders will vote your shares in accordance with the recommendation of the board for such proposal.
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On what am I voting?
You will be asked to consider four proposals at the annual meeting:
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Proposal No. 1 asks you to elect 11 directors to serve until the 2025 Annual Meeting of Stockholders.

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Proposal No. 2 asks you to approve an amendment to our Amended and Restated Certificate of Incorporation to limit liability of our officers as permitted by law.

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Proposal No. 3 asks you to approve a non-binding advisory resolution on the compensation paid to our named executive officers.

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Proposal No. 4 asks you to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2024 fiscal year.

How does the board recommend that I vote on these proposals?
The board recommends that you vote “FOR ALL” for Proposal 1 and “FOR” for Proposals 2, 3 and 4.
What happens if other matters are raised at the meeting?
Although we are not aware of any matters to be presented at the virtual annual meeting other than those contained in the Notice of Annual Meeting, if other matters are properly raised at the virtual annual meeting in accordance with the procedures specified in Dun & Bradstreet’s certificate of incorporation and bylaws, or applicable law, all proxies given to the proxy holders will be voted in accordance with their best judgment.
What if I submit a proxy and later change my mind?
If you have submitted your proxy and later wish to revoke it, you may do so by doing one of the following: giving written notice to the Corporate Secretary prior to the virtual annual meeting; submitting another proxy bearing a later date (in any of the permitted forms) prior to the virtual annual meeting; or casting a ballot at the virtual annual meeting.
Who will count the votes?
Broadridge Investor Communications Services will serve as proxy tabulator and count the votes, and the results will be certified by the inspector of election.
How many votes must each proposal receive to be adopted?
The following votes must be received:
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For Proposal No. 1 regarding the election of directors, a plurality of votes of our common stock cast is required to elect a director. Abstentions and broker non-votes are not counted as votes cast and will therefore have no effect.

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For Proposal No. 2 regarding the approval of an amendment to our Amended and Restated Certificate of Incorporation to limit liability of our officers as permitted by law, this vote requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on the proposal at the annual meeting. Abstentions and broker non-votes will have the effect of a vote against Proposal No. 2.

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For Proposal No. 3 regarding a non-binding advisory vote on the compensation paid to our named executive officers, this vote is advisory in nature. Our bylaws require that matters other than the election of directors be approved by the affirmative vote of a majority of the shares of our common stock represented and entitled to vote at the annual meeting, in which case abstentions will have the effect of a vote against Proposal No. 3 and broker non-votes will have no effect. Because the vote on Proposal No. 3 is advisory and therefore will not be binding on the Company, the board will review the voting result and take it into consideration when making future decisions regarding the compensation paid to our named executive officers.

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For Proposal No. 4 regarding the ratification of the appointment of KPMG LLP, the affirmative vote of a majority of the shares of our common stock represented and entitled to vote at the meeting is required to approve this proposal. Abstentions will have the effect of a vote against this proposal. Because this proposal is considered a “routine” matter under the rules of the

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New York Stock Exchange, or NYSE, nominees may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions and, therefore, there will be no broker non-votes on this proposal.
What constitutes a quorum?
A quorum is present if a majority of the outstanding shares of our common stock issued and entitled to vote at the annual meeting are present in person or represented by proxy. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.
What are broker non-votes? If I do not vote, will my broker vote for me?
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least 10 days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the SEC and the rules promulgated by NYSE thereunder.
We believe that all the proposals to be voted on at the annual meeting, except for the appointment of KPMG LLP as our independent registered public accounting firm, are not “routine” matters. On non-routine matters, such as Proposals No. 1, 2 and 3, nominees cannot vote unless they receive voting instructions from beneficial owners. Please be sure to give specific voting instructions to your nominee so that your vote can be counted.
What effect does an abstention have?
With respect to Proposal No. 1, abstentions or directions to withhold authority will not be included in vote totals and will not affect the outcome of the vote. With respect to Proposals No. 2, 3 and 4, abstentions will have the effect of a vote against such proposals pursuant to our bylaws and Delaware law.
Who pays the cost of soliciting proxies?
We pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Stockholders, this proxy statement and the proxy card. Following the mailing of this proxy statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of our common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates.
What if I share a household with another shareholder?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards. If you are a shareholder who resides in the same household with another shareholder, or if you hold more than one account registered in your name at the same address, and wish to receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each account, please contact Broadridge toll free at 1-866-540-7095. You may also write to Broadridge, Householding Department, at 51 Mercedes Way, Edgewood, New York 11717. Beneficial stockholders can request information about householding from their banks, brokers or other holders of record. We hereby undertake to deliver promptly upon written or oral request, a separate copy of the annual report to stockholders, or this proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered.
Why did I receive a notice in the mail regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
In accordance with rules of the SEC, we have elected to furnish to our stockholders this Proxy Statement and our Annual Report on Form 10-K by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, the Notice of Internet Availability is being mailed to our stockholders of record and beneficial owners (other than those who previously requested printed copies or electronic delivery of our proxy materials), which will direct stockholders to a website where they can
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access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available for stockholders at www.proxyvote.com. Instead of receiving future copies of our Proxy Statement and Annual Report on Form 10-K to stockholders by mail, stockholders can access these materials online. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to you; an electronic link to the proxy voting site will be provided to you. Stockholders of record can enroll at www.proxyvote.com for online access to future proxy materials. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.
How do I access the virtual annual meeting? Who may attend?
At the virtual annual meeting, stockholders will be able to listen to the meeting live and vote. To be admitted to the virtual annual meeting at www.virtualshareholdermeeting.com/DNB2024, you must enter the 16-digit control number available on your proxy card if you are a shareholder of record or included in your voting instruction card and voting instructions you received from your broker, bank or other nominee. Although you may vote online during the annual meeting, we encourage you to vote via the Internet, by telephone or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card to ensure that your shares are represented and voted.
The meeting webcast will begin promptly at 11:00 a.m. Eastern Time, on June 12, 2024, and we encourage you to access the meeting prior to the start time.
Will I be able to ask questions during the virtual annual meeting?
Stockholders will be able to submit questions through the virtual meeting website during meeting through www.virtualshareholdermeeting.com/DNB2024. The Company will respond to as many appropriate questions during the annual meeting as time allows.
How can I request technical assistance during the virtual annual meeting?
A technical support line will be available on the meeting website for any questions on how to participate in the virtual annual meeting or if you encounter any difficulties accessing the virtual meeting.
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Corporate Governance
and Related Matters

CORPORATE GOVERNANCE GUIDELINES
Our corporate governance guidelines provide, along with the charters of the committees of the board of directors, a framework for the functioning of the board of directors and its committees and establish a common set of expectations as to how the board of directors should perform its functions. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications (including consideration of all aspects of diversity when considering new director nominees, including diversity of age, gender, nationality, race, ethnicity and sexual orientation), director responsibilities, board agenda, roles of the Chairman of the board of directors and Chief Executive Officer, the appointment and responsibilities of our independent Lead Director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is posted on the Investor Relations page of our website which is located at investor.DNB.com.
CODES OF ETHICS
Our board of directors has adopted a Code of Ethics for Senior Financial Officers, which is applicable to our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer, and a Code of Business Conduct and Ethics, which is applicable to all our directors, officers and employees. The purpose of these codes is to: (i) promote honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of our legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. Our codes of ethics were adopted to reinvigorate and renew our commitment to our longstanding standards for ethical business practices. Our reputation for integrity is one of our most important assets and each of our employees and directors is expected to contribute to the care and preservation of that asset. Under our codes of ethics, an amendment to or a waiver or modification of any ethics policy applicable to our directors or executive officers must be disclosed to the extent required under SEC and/or NYSE rules. We intend to disclose any such amendment or waiver by posting it on the Investor Relations page of our website at investor.DNB.com.
Copies of our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers are available for review on the Investor Relations page of our website at investor.DNB.com.
CORPORATE RESPONSIBILITY
For nearly two centuries, Dun & Bradstreet has worked to help businesses improve performance through data and insights. In today’s rapidly changing landscape, our solutions help our clients meet the growing regulatory, ethical, and social demands that come with being a responsible business.
Our executive team and our board of directors are committed to addressing environmental, social and governance (ESG) risks and opportunities. Our board has charged our audit committee with oversight of our policies and practices with respect to cybersecurity and ESG risk assessment and risk management. We consider ESG in various areas of our business and at every level of our Company. We report on these matters to the audit committee of our board of directors and have included a short summary of these efforts below. For additional information on DNB’s corporate responsibility efforts, please see our 2023 Environmental, Social & Governance (ESG) Report, which we expect to be available on the Investor Relations page of our website at investor.DNB.com in Spring 2024.
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Sustainability
We understand that sustainability is an evolving space and, like many other companies, we are on a journey to become a more sustainable company. We believe that it is our responsibility to not only operate our own business in an environmentally and socially conscious manner, but also to utilize our capabilities to help our clients to do so as well. To this end, we strive to adhere to high environmental standards in our own business and we offer solutions to support our clients in their pursuit of responsible business efforts.
Through our Finance & Risk Solutions, we provide our clients with data and tools to help them assess regulatory risk to support their efforts to evaluate potential business partners. Our tools include screening for compliance with Anti-Bribery and Corruption and Anti-Money Laundering laws and regulations and other global regulations as well as ESG reports and self-assessments to help companies gain better visibility into both their own impacts and the ESG profiles of the third parties with which they interact.
Dun & Bradstreet is also dedicated to promoting sustainability in our own business practices and providing our employees with opportunities to make a positive impact on the environment. We look to be a steward of the global environment and shape sustainable futures in the communities where we live and work by:
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Adopting internal policies and practices that enhance our energy efficiency management and resource conservation efforts, especially in Europe where three locations in 2023 were independently certified as compliant with ISO 14001.

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Setting goals, including committing to the Science Based Targets initiative, and monitoring progress of our sustainability efforts through the collection of key data and establishment of corporate objectives.

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Fostering a global workforce aligned with our corporate sustainability efforts and engaged in environmental projects, including improving awareness of issues in their local areas.

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Creating healthy work environments that embrace sustainability and promote recycling and responsible consumption.

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Engaging with vendors and suppliers that use progressive and environmentally friendly products, materials and technology to advance sustainability across our organization. We continue to advance sustainability through migration of our data centers to hybrid cloud environments.

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Exploring opportunities to save energy, water and resources; generate less waste; and consume fewer natural resources.

Social Responsibility
With operations around the world, we recognize that our individual differences strengthen us collectively, which is why we are committed to cultivating a diverse and inclusive workforce and promoting a business culture that is representative of the unique values, opinions, cultures and needs of our employees, clients, communities and suppliers.
From progressive family leave policies to robust performance management and career development programs, our culture is rooted in our values and aimed at accelerating our vision to create a global network of trust — for clients, colleagues, partners, and communities. In 2023, Dun & Bradstreet received the following awards and recognition:
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HUMAN RIGHTS CAMPAIGN (HRC) FOUNDATION’S CORPORATE EQUALITY INDEX (CEI) EQUALITY 100 AWARD:

The CEI is the national benchmarking tool on corporate policies, practices and benefits pertinent to lesbian, gay, bisexual, transgender and queer employees. This marks the seventh consecutive year that the HRC has recognized Dun & Bradstreet with this honor (formerly known as the “Best Places to Work for LGBTQ+ Equality”).
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DISABILITY EQUALITY INDEX (DEI) BEST PLACE TO WORK FOR DISABILITY INCLUSION: A joint initiative of Disability:IN and the American Association of People with Disabilities, the DEI is a comprehensive benchmarking tool to assist companies in building roadmaps to achieve disability inclusion and equality. Dun & Bradstreet proudly scored 100% and was named a DEI Best Places to Work for Disability Inclusion for the fourth consecutive year.

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THE CHARTERED INSTITUTE OF PROCUREMENT & SUPPLY (CIPS) CORPORATE ETHICS MARK: The Dun & Bradstreet Global Sourcing & Procurement team was listed for the third consecutive year on the CIPS Corporate Ethics Register having achieved the CIPS Corporate Ethics Mark and earning a 100% pass rate for excellence in global fraud, corruption, bribery and environmental concerns in procurement and supply chain management.

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GREAT PLACE TO WORK: Dun & Bradstreet Information Services India and the Dun & Bradstreet office in Switzerland have been certified as a “Great Place To Work” by the Great Place to Work Institute. This certification is based on Dun & Bradstreet

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employee responses to a survey that evaluated fairness at the workplace, pride, respect for people, camaraderie between people, and the credibility of management.
Our global workforce is composed of talented, creative individuals from a variety of backgrounds, worldviews and life circumstances. It is our priority that our workplace is inclusive, welcoming to new ideas and appreciative of valuable experiences. In support of this commitment, we work hard to create a diverse, equitable and inclusive culture. In 2023, our efforts included:
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Working with a group of passionate employees from all functional disciplines across our Employee Resource Groups (ERGs) to further support our diverse and inclusive environment, including: the Black Professionals Network, Tapestry LGBTQIA+ group, the Veterans Professional Group, and Women In Support of Empowerment/Equality/Excellence.

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Connecting with student affinity groups through our University Alliances program. In 2023, we offered a Summer Internship Program in the U.S. that hosted 65 interns representing over 20 unique universities. We continued to foster relationships with seven target universities, including historically black colleges and universities (HBCUs) and Hispanic serving institutions (HSIs), and participated in career fairs and other events that promote hiring for individuals with disabilities and veterans. We are committed to building early career programs across our global footprint that fuel continuous innovation and growth.

Stakeholder and Community Engagement
Through our global Do Good corporate responsibility program, we provide our employees with two paid volunteer days each year and provide a 100% match for employee personal donations to eligible non-profit organizations up to $4000 / €4000 / £4000 per calendar year, subject to global matching caps. Do Good engages employees and further enables their potential to have a positive impact in their local communities, and also serves to support our global CSR initiatives by maximizing donations and providing volunteer support to nonprofit organizations. In 2023, our employees supported 623 causes, volunteered a total of 13,527 hours, and with the company match, donated nearly $500,000 in charitable contributions.
Risk Management and Cybersecurity
We are committed to identifying, categorizing, evaluating, managing and mitigating risks related to our data, technology and operations through our enterprise risk management (ERM) program, our cybersecurity program and our compliance and ethics program. Our ERM, cybersecurity and compliance and ethics programs continuously coordinate on vulnerability, threat and risk monitoring and periodic reporting to provide a comprehensive view of evolving cybersecurity risks. Through these programs, we evaluate risks at various levels ranging from systems, applications, processes, products and analytics, to incidents and macro and aggregate risks in the environment and ecosystems in which we operate. We also utilize this risk-based approach to assess, identify and manage risks from cybersecurity threats associated with third parties with whom we do business, including those that provide services, systems and data processing. We apply consistent methodologies to evaluate inherent and residual risk levels to identify and prioritize management of our highest risks, including material cybersecurity risk.
Our ERM program is led by our Chief Risk Officer, who reports to our Chief Executive Officer. Our Cyber program is led by our Chief Cybersecurity and Technology Risk Officer, who reports to our Chief Technology Officer. Our compliance and ethics program is led by our Chief Ethics and Compliance Officer, who reports to our Chief Legal Officer. We have established an Enterprise Risk Committee, which is led by our Chief Risk Officer and includes our executive management team, our Chief Cybersecurity and Technology Risk Officer, our Chief Ethics and Compliance Officer and our Head of Internal Audit, for the purpose of monitoring the Company’s identification, assessment, mitigation and management of enterprise risks, including cybersecurity risks.
Our board is focused on cybersecurity and oversees risk directly and through its committees. Our audit committee is responsible for oversight of our policies and practices with respect to risk assessment and risk management, including our cybersecurity and ERM programs. At each regular meeting of the audit committee of our board of directors, our Chief Risk Officer, Chief Cybersecurity and Technology Risk Officer and Chief Ethics and Compliance Officer each report on risks, controls and risk mitigation actions to address existing and emerging risks, including cybersecurity and data risks, any incidents and progress against the Company’s cybersecurity strategic roadmap, and each of them has an opportunity to engage with the audit committee in executive session. The audit committee provides guidance and feedback to management on areas of focus to continuously improve the programs and to mitigate our evolving risks. Our audit committee chairman reports on these discussions and other matters to our board of directors on a quarterly basis.
We recognize that our employees are our first line of defense and one of our strongest assets in protecting our clients’ information and mitigating cyber risk. We maintain comprehensive and tailored annual training programs for all of our employees that focus
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on and incorporate cybersecurity awareness, privacy, code of conduct and ethics and anti-corruption and bribery education, which provide ongoing enhancement of the security and risk culture and ensure our employees understand their roles in safeguarding against potential cybersecurity threats. We also incorporate a qualitative risk-based performance criteria into our executives’ annual incentives based on the importance our board places on management’s actions to manage and mitigate risk across our organization.
For additional information on our identification, management and oversight of cybersecurity risks, see Item 1C of our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 22, 2024.
THE BOARD
Our board is currently composed of William P. Foley, II (Executive Chairman), Anthony M. Jabbour (Chief Executive Officer), Ellen R. Alemany, Douglas K. Ammerman, Chinh E. Chu, Thomas M. Hagerty, Keith J. Jackson, Kirsten M. Kliphouse, Richard N. Massey, James A. Quella and Ganesh B. Rao.
Our board met four times in 2023. All directors attended at least 75% of the meetings of the board and of the committees on which they served during 2023. Our non-management directors also met periodically in executive sessions without management. Our board appoints an independent Lead Director on an annual basis. Our independent Lead Director presides over each executive session of our board. We do not, as a general matter, require our board members to attend our annual meeting of stockholders, although each of our directors is invited to attend our 2024 annual meeting. None of our directors attended our 2023 annual meeting of stockholders.
BOARD GOVERNANCE AND INDEPENDENCE
Our corporate governance and nominating committee evaluates our relationships with each director and nominee and makes a recommendation to our board of directors as to whether to make an affirmative determination that such director or nominee is independent. Under our corporate governance guidelines, an “independent” director is one who meets the qualification requirements for being independent under applicable laws and the corporate governance listing standards of NYSE.
Our board of directors determined that Ellen R. Alemany, Douglas K. Ammerman, Chinh E. Chu, Thomas M. Hagerty, Keith J. Jackson, Kirsten M. Kliphouse, Richard N. Massey, James A. Quella and Ganesh B. Rao, or 82% of our board, are independent. The board of directors also reviewed the additional NYSE independence considerations for compensation committee members and determined that Messrs. Massey, Hagerty and Quella are independent for purposes of service on the compensation committee. Our board of directors has affirmatively determined that each of Messrs. Ammerman and Quella and Mses. Alemany and Kliphouse meets the definition of an “independent director” for the purpose of serving on the audit committee under applicable NYSE rules and Rule 10A-3 under the Exchange Act.
In determining independence, the board of directors considered all relationships that might bear on our directors’ independence from DNB. The board of directors determined that William P. Foley, II and Anthony M. Jabbour are not independent because they serve as Executive Chairman and Chief Executive Officer, respectively, and are employees of DNB.
In considering the independence of Messrs. Ammerman, Chu, Hagerty, Massey, Rao and Mses. Alemany and Kliphouse, the board of directors considered the following factors:
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Mr. Hagerty and Mr. Rao are each Managing Directors of THL, which owns approximately 5% of our common stock. In connection with the IPO, we entered into a Services Agreement with THL at the time of the Take-Private Transaction. No amounts were paid under the Services Agreement in 2021, 2022 or 2023. The Services Agreement expired on February 8, 2024.

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Messrs. Hagerty and Rao each served as directors of Black Knight, formerly a member of the Investor Consortium, until July 2023 and September 2023, respectively, and our CEO Mr. Jabbour served as Chief Executive Officer of Black Knight until May 2022 and as Executive Chairman of Black Knight until September 2023.

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Mr. Massey serves as Vice Chairman and a director of Cannae and, during 2023, served as Chief Executive Officer and a director of Cannae, which holds 15.6% of our common stock as of April 15, 2024 and is a member of the Investor Consortium. Mr. Foley has served as Chief Executive Officer and Chief Investment Officer of Cannae since February 2024 and as Chairman of Cannae since July 2017. Mr. Massey also holds a minority interest in and is a Senior Managing Director of Trasimene Capital

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Management, LLC (Trasimene). Our Executive Chairman, Mr. Foley, is the Managing Member and a Senior Managing Director of, and holds a controlling interest in, Trasimene. In 2020, we entered into a services agreement with Trasimene. We did not make any payments and did not incur any costs under the Trasimene services agreement in 2021, 2022 or 2023. The Trasimene services agreement was terminated by mutual agreement on December 15, 2023.
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THL and certain other investors in DNB were party to a letter agreement regarding voting pursuant to which the parties agreed to vote their respective shares of our common stock on all matters relating to the election of directors to our board, including the election of Messrs. Massey, Chu, Foley, Hagerty and Rao, for a period of three years. The letter agreement expired on June 30, 2023.

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Messrs. Ammerman, Hagerty and Massey each own a minority interest in Black Knight Sports and Entertainment LLC, which owns the Vegas Golden Knights. Mr. Foley is the majority interest holder and is Executive Chairman and Chief Executive Officer of Black Knight Sports and Entertainment LLC, a private company.

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Ms. Alemany and Mr. Ammerman each own a minority interest in Black Knight Football and Entertainment, L.P., which owns the AFC Bournemouth football club. Mr. Foley is the Chairman, Chief Executive Officer and President of the General Partner of Black Knight Football and Entertainment, L.P. In 2023, we entered into a one-year sponsorship package with AFC Bournemouth and incurred expenses of £323,977 (or approximately US$412,000) in connection with the sponsorship.

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Ms. Alemany serves as a non-executive special advisor to the Chair and as a director of First Citizens Bancshares and previously served as Vice Chairwoman of First Citizens from January 2022 until December 2022. She formerly served as Chairwoman and Chief Executive Officer of CIT Group Inc. (CIT), and as the Chairwoman, Chief Executive Officer and President of CIT Bank, N.A., a subsidiary of CIT until it was acquired by First Citizens. Dun & Bradstreet was a vendor to First Citizens in 2022 and 2023, and received $823,633 in 2022 and $962,761 in 2023 in connection with services to First Citizens; and was a vendor to CIT Bank in 2021 and received $877,523 in connection with services to CIT Bank.

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Messrs. Hagerty and Rao currently serve on the board of Dayforce, Inc. (formerly known as Ceridian Holdings HCM, Inc.) and Mr. Chu formerly served on the board of Dayforce Inc. (Dayforce). The Company entered into a commercial agreement with Dayforce in 2021 for certain payroll and other HR technology services.

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Ms. Kliphouse served as President of Google Cloud Americas, a business segment of Google, Inc. (Google), from March 2022 until her retirement in July 2023. Previously, Ms. Kliphouse served as President of the North American division of Google Cloud from July 2019 until March 2022. In December 2021, we entered into a ten-year arrangement with Google, under which we incurred technology services expenses of $8.9 million in 2022 and $53.1 million in 2023, and generated product innovation revenue of $33.7 million in 2022 and $32.2 million in 2023.

Following consideration of these matters, the board of directors determined that these relationships were not of a nature that would impair Messrs. Ammerman’s, Chu’s, Hagerty’s, Massey’s, Rao’s or Mses. Alemany’s and Kliphouse’s independence.
COMMITTEES OF THE BOARD
The board has three standing committees: an audit committee, a compensation committee, and a corporate governance and nominating committee. The charter of each committee is available on the Investor Relations page of our website at investor.DNB.com. Stockholders also may obtain a copy of any of these charters by writing to the Corporate Secretary at the address set forth under “Available Information” below. Each committee reviews its charter annually.
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
The members of the corporate governance and nominating committee are Ellen R. Alemany (Chair), Thomas M. Hagerty and Keith J. Jackson. Our corporate governance and nominating committee met once in 2023.
The primary functions of the corporate governance and nominating committee, as identified in its charter, are to:
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Identify individuals qualified to become members of our board of directors (or to fill vacancies), consistent with the criteria approved by our board of directors, and to recommend to the board the nominees to stand for election as directors.

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Make recommendations to our board of directors as to changes to the size of the board or any committee thereof.

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•
Review the independence of each director in light of the independence criteria of NYSE and any other independence standards applicable to directors and submit a recommendation to our board of directors with respect to each director’s independence.

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Make recommendations to our board of directors as to the appointment and responsibilities of an independent Lead Director.

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Make recommendations to the board regarding the composition of the board’s committees.

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Develop, review annually and recommend to the board any revisions to the Company’s Corporate Governance Guidelines.

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Oversee the evaluation of the performance of the board and its committees.

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Review our overall corporate governance and report to the board on a regular basis, but not less than once per year, on committee findings, recommendations and any other matters that the committee deems appropriate or the board requests.

AUDIT COMMITTEE
The members of our audit committee are Douglas K. Ammerman (Chair), Ellen R. Alemany, Kirsten M. Kliphouse and James A. Quella. The board has determined that each of the audit committee members is financially literate and independent as required by the rules of the SEC and NYSE, and that each of Mr. Ammerman, Mr. Quella and Mses. Alemany and Kliphouse is an “audit committee financial expert” under the rules of the SEC and NYSE, as applicable. The board of directors also reviewed Mr. Ammerman’s service on the audit committee in light of his concurrent service on the audit committees of four other companies. The board of directors considered Mr. Ammerman’s extensive financial and accounting background and expertise as a former partner of KPMG, his knowledge of our company and understanding of our financial statements as a long-time director and audit committee member, and the fact that Mr. Ammerman is retired from active employment, and determined that Mr. Ammerman’s service on the audit committees of four public companies, including our audit committee, would not impair his ability to effectively serve on our audit committee. Our audit committee met eight times in 2023.
The primary functions of the audit committee include:
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Appointing, compensating and overseeing our independent registered public accounting firm.

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Overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements.

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Discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm.

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Establishing procedures for the receipt, retention and treatment of complaints (including anonymous complaints) we receive concerning accounting, internal accounting controls, auditing matters or potential violations of law.

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Approving audit and non-audit services provided by our independent registered public accounting firm.

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Discussing earnings press releases and financial information provided to analysts and rating agencies.

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Discussing with management our policies and practices with respect to risk assessment and risk management, including those relating to cybersecurity and ESG risks.

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Reviewing any material transaction between our Chief Financial Officer or Chief Accounting Officer that has been approved in accordance with our Code of Ethics for Senior Financial Officers, and providing prior written approval of any material transaction between us and our chief executive officer.

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Preparing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations.

REPORT OF THE AUDIT COMMITTEE
The audit committee of the board of directors, which was composed of Douglas K. Ammerman, Ellen R. Alemany and James A. Quella until October 26, 2023 and added Kirsten M. Kliphouse on October 26, 2023, submits the following report on the performance of certain of its responsibilities for the year 2023:
The primary function of the audit committee is oversight of (i) the quality and integrity of the Company’s consolidated financial statements and related disclosures, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and the independent registered public accounting firm.
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Our audit committee acts under a written charter, which the audit committee reviewed in February 2024 and clarified its oversight responsibility for cybersecurity risk. We review the adequacy of our charter at least annually. Our audit committee is comprised of the four directors named below. Each of our audit committee members have been determined by the board of directors to be independent as defined by NYSE independence standards. In addition, our board of directors has determined that each of Messrs. Ammerman and Mr. Quella and Mses. Alemany and Kliphouse is an audit committee financial expert, as defined by the rules of the SEC.
In performing our oversight function, we reviewed and discussed with management and KPMG LLP (KPMG), the independent registered public accounting firm, the Company’s audited consolidated financial statements as of and for the year ended December 31, 2023. Management and KPMG reported to us that the Company’s consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of DNB and its subsidiaries in conformity with generally accepted accounting principles. We also discussed with KPMG matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.
We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and have discussed with KPMG their independence. In addition, we have considered whether KPMG’s provision of non-audit services to the Company is compatible with their independence.
Finally, we discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. We met with KPMG at each meeting. Management was present for some, but not all, of these discussions. These discussions included the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.
Based on the reviews and discussions referred to above, we recommended to the board of directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and that KPMG be appointed independent registered public accounting firm for DNB for 2024.
In carrying out our responsibilities, we look to management and the independent registered public accounting firm. Management is responsible for the preparation and fair presentation of the Company’s annual consolidated financial statements. The independent registered public accounting firm is responsible for auditing the Company’s annual consolidated financial statements and expressing an opinion as to whether these consolidated financial statements are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles.
Management is also responsible for maintaining and assessing the effectiveness of its internal control over financial reporting, including providing Management’s Report on Internal Control over Financial Reporting. The independent registered public accounting firm is responsible for auditing these internal controls and expressing an opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.
The independent registered public accounting firm performs its responsibilities in accordance with the standards of the Public Company Accounting Oversight Board. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Securities Exchange Act of 1934, as amended, in either of those fields or in auditor independence.
The foregoing report is provided by the following directors:
THE AUDIT COMMITTEE
Douglas K. Ammerman (Chair)
Ellen R. Alemany
Kirsten M. Kliphouse (beginning October 26, 2023)
James A. Quella
COMPENSATION COMMITTEE
The members of the compensation committee are Richard N. Massey (Chair), Thomas M. Hagerty and James A. Quella, each of whom were deemed to be independent by the board, as required by NYSE. Our board considered NYSE’s additional independence considerations for compensation committee members in determining the independence of Messrs. Massey, Hagerty and Quella
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for purposes of compensation committee services. Our compensation committee met two times during 2023. The functions of the compensation committee include the following:
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Reviewing and approving the corporate goals and objectives relevant to compensation of the company’s CEO, evaluating the CEO’s performance in light of those goals and objectives and determining and approving the CEO’s compensation level based on this evaluation.

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Setting salaries and approving incentive compensation awards other than equity-based awards, as well as compensation policies for all Section 16 officers as designated by our board of directors, and recommending to our board of directors equity-based incentive awards for board approval.

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Evaluating and approving the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs.

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Administering and interpreting the Company’s incentive-based recovery policy.

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Authorizing and approving any employment or severance agreements and amendments with all designated Section 16 officers.

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Reviewing, discussing with management and recommending to our board of directors for inclusion in our annual proxy statement or annual report on Form 10-K the compensation discussion and analysis section.

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Reviewing and approving the annual compensation risk assessment conducted by management for inclusion in our proxy statement or annual report on Form 10-K.

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Preparing the report of the compensation committee that the SEC requires in our annual proxy statement.

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Considering the results of shareholder say-on-pay votes and recommending to our board of directors any change to the frequency of say-on-pay votes.

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Reviewing and approving the form and amount of compensation of our board of directors’ non-management directors.

Our compensation committee reviewed its charter in February 2024 without material change. For more information regarding the responsibilities of the compensation committee, please refer to the section of this proxy statement entitled “Compensation Discussion and Analysis and Executive and Director Compensation.”
BOARD LEADERSHIP STRUCTURE
The board believes that stockholders are best served by the board having flexibility to consider and determine the best leadership structure for the Company based on current relevant facts and circumstances rather than by adhering to a formal standing policy on the subject. The board periodically reviews its leadership structure to evaluate whether the structure remains appropriate to effectively address the specific needs of our business and the long-term interests of our stockholders. We have separated the positions of Chief Executive Officer and Executive Chairman of the board of directors in recognition of the differences between the two roles. Separating these positions allows our Chief Executive Officer Mr. Jabbour to focus more directly upon executing on the Company’s strategic objectives and business plan, providing day-to-day leadership and guiding senior management through the implementation of our strategic initiatives. In February 2022, our board appointed Mr. Foley, who previously served as non-executive Chairman of the board, to serve as our Executive Chairman in light of the critical role he plays in the formation and execution of our long-term strategic vision. Our board believes this leadership structure fosters effective governance and oversight of the Company and allows our Executive Chairman to utilize his time to focus on our long-term strategy and to set the agenda for board meetings and preside over meetings of the full board. There may however be unique circumstances, such as a change in executive or board composition or a significant strategic development under which the board may determine that stockholders are best served by changing this current leadership structure.
Until February 2024, when our non-management directors meet in executive session, they appointed one independent director to preside over that executive session. In February 2024, following engagement with and feedback from our stockholders, the board determined it to be useful and appropriate to designate an independent Lead Director to coordinate the activities of the other non-employee directors and to perform such other duties and responsibilities as the board may determine. The board believes that there are advantages to having an independent Lead Director. Our board appointed Douglas K. Ammerman to serve as our independent Lead Director. Mr. Ammerman has extensive board governance experience and has a deep understanding of our business from serving on our board since the Take-Private Transaction that helps ensure strong and independent oversight
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and effective collaboration among the directors. Mr. Ammerman serves as Chair of our audit committee and meets the SEC’s heightened audit committee independence standards. Mr. Ammerman provides a clear and independent voice on the board that appropriately balances our leadership structure.
The responsibilities of our independent Lead Director include:
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Presiding at meetings of the board in the absence of or upon the request of the Chairman.

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Calling and presiding over executive sessions of non-employee directors and independent directors.

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Reviewing board meeting agendas and schedules in collaboration with our Chairman and recommending matters for the board to consider and information to be provided to the board.

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Serving as a liaison between our non-employee and independent directors and our Chairman without inhibiting direct communications between the Chairman and other directors.

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Serving as the principal liaison for communication between our non-employee and independent directors and our stockholders.

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Advising the Chairman concerning the retention of advisors and consultants who report directly to the board.

Our board believes that stockholders are best served by the board’s current leadership structure because it provides the Company with the benefits of the leadership roles of Chairman and Chief Executive Officer, while at the same time featuring a strong and empowered independent Lead Director who provides an effective independent voice and further enhances the contributions of our independent directors.
BOARD ROLE IN RISK OVERSIGHT
The board of directors administers its risk oversight function directly and through committees. The audit committee, which is comprised of four independent directors, oversees our financial reporting process, risk management program, including cybersecurity and ESG risk, legal and regulatory compliance, performance of the independent auditor, internal audit function, and financial and disclosure controls. Our Chief Risk Officer, who reports to our Chief Executive Officer, provides quarterly reports to our audit committee on risk trends and statistics on an enterprise level and across seven risk categories: Compliance & Legal, Strategic, Financial, Operational, Technology, Data and International risks. The Chief Risk Officer discusses any High or Considerable risk ratings and management’s plans to reduce such risks. Our Chief Ethics and Compliance Officer, who reports to our Chief Legal Officer, also makes quarterly reports to the audit committee on our compliance program, including the impact of legal and regulatory trends and changes, and our Chief Audit Officer reports to the audit committee on the alignment of our risk oversight process with, and the effectiveness of, our disclosure controls and procedures. Our Chief Communications and Sustainability Officer provides quarterly reports to the audit committee on our environmental sustainability policies and programs.
Our board is focused on cybersecurity. At each regular meeting of the audit committee, our Chief Risk Officer, Chief Cybersecurity and Technology Risk Officer and Chief Ethics and Compliance Officer each report on risks, controls and risk mitigation actions to address existing and emerging cybersecurity and data risks, any incidents, and progress against the Company’s cybersecurity strategic roadmap. The audit committee provides guidance and feedback to management on areas of focus to continuously improve these programs and to mitigate evolving risks. Our audit committee chairman reports on these discussions and other matters to our board of directors on a quarterly basis.
The corporate governance and nominating committee considers the adequacy of our governance structures and policies. The compensation committee reviews and approves our compensation and other benefit plans, policies and programs and considers whether any of those plans, policies or programs creates risks that are likely to have a material adverse effect on Dun & Bradstreet. Each committee provides regular reports on its activities to the full board of directors.
On an ongoing basis management identifies strategic risks and aligns both our disclosure controls and procedures and the annual internal audit plan with the identified and addressable risks. Risks are evaluated over all timeframes, however the focus of management’s risk assessment is on risks to the long term viability of Dun & Bradstreet. Risks with the potential for an adverse impact to the Company in the near term are prioritized. Management presents updates on the current year progress of the Company’s enterprise risk management program to the audit committee quarterly. At least annually (or more frequently in the event of material changes to the Company) the update to the audit committee includes a complete reassessment of the Company’s risk and control environment.
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Our commitment to corporate responsibility means integrating it throughout our business, including how we manage ESG topics. Our board and its committees oversee the execution of our ESG strategies and initiatives as an integrated part of their oversight of the overall strategy and risk management for the Company. Our management team is actively engaged on related topics including innovation of our software, data and analytics solutions and client, investor and other stakeholder expectations. In addition, our management team actively manages our approach to our corporate social responsibility, public policy issues, human capital issues including those relating to diversity, equity and inclusion, environmental, health and safety matters, as well as the environmental impact of the Company’s operations, and discusses these matters with the board and appropriate committees. The Corporate Responsibility section, beginning on page 7 of this proxy statement, and our 2023 Environmental, Social and Governance Report, which we expect to become available on the Investor Relations page of our website at investor.DNB.com in Spring 2024, further outline our approach to these issues.
CONTACTING THE BOARD
Any shareholder or other interested person who desires to contact any member of the board or the non-management members of the board as a group may do so by writing to: Board of Directors, c/o Corporate Secretary, Dun & Bradstreet Holdings, Inc., 5335 Gate Parkway, Jacksonville, Florida 32256. Communications received are distributed by the Corporate Secretary to the appropriate member or members of the board.
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Certain Information
About our Directors

DIRECTOR CRITERIA, QUALIFICATIONS AND EXPERIENCE AND PROCESS FOR SELECTING DIRECTORS
Our board and the corporate governance and nominating committee are committed to including the best available candidates for nomination to election to our board based on merit. Our board and our corporate governance and nominating committee periodically evaluate our board’s composition with the goal of developing a board that will meet our strategic goals, and one that includes diverse, experienced and highly qualified individuals.
The corporate governance and nominating committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the overall composition of the board. In accordance with our Corporate Governance Guidelines, the corporate governance and nominating committee considers, among other things, the following criteria in fulfilling its duty to recommend nominees for election as directors:
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Personal qualities and characteristics, accomplishments and reputation in the business community.

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Current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business.

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Ability and willingness to commit adequate time to the board and committee matters.

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The fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to our needs.

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Diversity of viewpoints, background, experience, and other demographics, and all aspects of diversity in order to enable the board to perform its duties and responsibilities effectively, including candidates with a diversity of age, gender, nationality, race, ethnicity, and sexual orientation.

In connection with the nomination of candidates for election to the board, the corporate governance and nominating committee evaluates the background of each candidate, including candidates that may be submitted by stockholders.
COMPOSITION, TENURE, RECENT REFRESHMENT AND DIVERSITY
We believe that the current composition of our board includes directors whose relevant experiences, skills and qualifications contribute to a well-functioning board that effectively oversees our long-term strategy. Many members of our board have served since the Take-Private Transaction and have a strong understanding of where we were then and where we are going. We have undergone significant change in the past five years, including the Take-Private Transaction, the transformation of our business, the IPO, and significant expansion through innovation of new and existing products and strategic acquisitions such as the Bisnode, Eyeota and NetWise transactions. As we continue to evolve our business, our board believes that continuity among its members is critical to our ability to smoothly and successfully navigate our continued transformation and execute on the strategic vision developed by Mr. Foley and our board.
In furtherance of our commitment to having a board of directors that reflects and benefits from diversity of background, skills, experience, age, gender, nationality, race, ethnicity and sexual orientation and recognizing the importance of having fresh and differing perspectives, since our IPO in 2020, Keith J. Jackson, Ellen R. Alemany and, most recently in 2023, Kirsten M. Kliphouse have been elected to our board.
Ms. Kliphouse served as President of Google Cloud Americas, a business segment of Google, Inc. (Google), until July 2023 and, prior to that, as President of the North American division of Google Cloud. Ms. Kliphouse brings to our board proven leadership and operational experience with leading global technology companies through which she has gained extensive knowledge in cybersecurity, including global cybersecurity incident response and remediation and business continuity, as well as business
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development, product innovation and mergers and acquisitions. Ms. Kliphouse holds a CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors through its partnership with the Software Engineering Institute at Carnegie Mellon University and Ridge Global.
For additional information about Mr. Jackson and Mses. Alemany and Kliphouse and our other directors, please see “Certain Information about our Directors.”
In 2024, we expect our board will focus on continued execution of our growth strategy, including enhancing our existing client relationships, winning new clients in targeted markets, developing innovative solutions, expanding our presence in attractive international markets and selectively pursuing strategic acquisitions. Our board will also focus on monitoring productivity and disciplined expense management to address continually evolving macro-economic factors.
Our board is committed to examining ways to continue to foster the diversity of our board across many dimensions to ensure that it operates at a high functioning level and reflects the board’s commitment to inclusiveness. Our Corporate Governance Guidelines expressly include diversity of age, gender, nationality, race, ethnicity, and sexual orientation as a part of the criteria the governance committee considers when selecting nominees for election to the board, all in the context of the needs of our board at any given point in time. Specifically, the corporate governance and nominating committee is focused on considering highly qualified women and individuals from minority groups who may be recommended by our directors, management or our stockholders as candidates for nomination as directors.
The corporate governance and nominating committee considers qualified candidates suggested by current directors, management and our stockholders. Stockholders can suggest qualified candidates for director to the corporate governance and nominating committee by writing to our Corporate Secretary at 5335 Gate Parkway, Jacksonville, Florida 32256. The submission must provide the information required by, and otherwise comply with the procedures set forth in, Section 3.1 of our bylaws. Section 3.1 also requires that the nomination notice be submitted by a prescribed time in advance of the meeting. See “Stockholder Proposals and Nominations” below.
INFORMATION ABOUT THE DIRECTOR NOMINEES AND CONTINUING DIRECTORS
Director Skills and Experience
The matrix below lists the skills and experience that we consider most important for our directors in light of our current business and structure. In addition, biographical information concerning our nominees proposed for election at the annual meeting, including each directors’ relevant experience, qualifications, skills and diversity, is included below.
BOARD OF DIRECTORS
Director Skill	William P. Foley, II (Chair)	Anthony Jabbour (CEO)	Ellen R Alemany	Douglas K. Ammerman	Chinh E. ‘Chu	Thomas M. Hagerty	Keith J. Jackson	Kirsten M. Kliphouse	Richard N. Massey	James A. Quella	Ganesh B. Rao
Board of Directors Experience	●	●	●	●	●	●	●	●	●	●	●
Industry Experience	●	●				●		●	●		●
CEO/Business Head/ Leadership	●	●	●		●		●	●	●	●
International	●	●	●		●	●		●	●	●	●
Human Capital Management/ Compensation	●	●	●			●		●	●		●
Finance/Capital Allocation	●	●	●	●	●	●	●	●	●	●	●
Financial Literacy	●	●	●	●	●	●	●	●	●	●	●
Regulatory	●	●	●						●
Risk Management	●	●	●	●	●	●		●	●	●	●
Corporate Governance	●	●	●	●	●	●	●		●
Technology/Information Security	●	●	●	●		●		●	●	●	●
Legal	●								●
Marketing/Sales	●	●	●	●	●	●	●	●	●	●	●
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Demographics:	William P. Foley, II (Chair)	Anthony Jabbour (CEO)	Ellen R Alemany	Douglas K. Ammerman	Chinh E. Chu	Thomas M. Hagerty	Keith J. Jackson	Kirsten M. Kliphouse	Richard N. Massey	James A. Quella	Ganesh B. Rao
Race/Ethnicity
African American							●
Asian / Pacific Islander					●						●
White/Caucasian	●	●	●	●		●		●	●	●
Hispanic / Latino
Native American
Gender
Male	●	●		●	●	●	●		●	●	●
Female			●					●
Board Tenure	5	5	3	5	5	5	4	1	5	5	5
Age*	79	56	68	72	57	61	58	57	68	74	47
* Ages are reflected as of record date.
Nominees for Director
Name	Position
William P. Foley, II	Executive Chairman and Director
Anthony M. Jabbour	Chief Executive Officer and Director
Ellen R. Alemany	Chairwoman of the Corporate Governance and Nominating Committee, Member of the Audit Committee
Douglas K. Ammerman	Lead Director and Chairman of the Audit Committee
Chinh E. Chu	Director
Thomas M. Hagerty	Member of the Compensation Committee and the Corporate Governance and Nominating Committee
Keith J. Jackson	Member of the Corporate Governance and Nominating Committee
Kirsten M. Kliphouse	Member of the Audit Committee
Richard N. Massey	Chairman of the Compensation Committee
James A. Quella	Member of the Compensation Committee and the Audit Committee
Ganesh B. Rao	Director
WILLIAM P. FOLEY, II has served as our Executive Chairman since February 2022 and served as our non-executive Chairman from the Take-Private Transaction in February 2019 until February 2022. Mr. Foley has served as Chief Executive Officer and Chief Investment Officer of Cannae since February 2024 and as Chairman of Cannae since July 2017. Mr. Foley is the Managing Member and a Senior Managing Director of Trasimene Capital Management, LLC, a private company that provides certain management services to Cannae, since November 2019. Mr. Foley is a founder of Fidelity National Financial (FNF) and has served as Chairman of the board of directors of FNF since 1984. He also serves as Executive Chairman of F&G Annuities & Life, Inc. (F&G), a majority-owned subsidiary of FNF, since November 2022. Mr. Foley served as Chief Executive Officer of FNF until May 2007 and as President of FNF until December 1994. Mr. Foley has served as non-executive Chairman of Alight, Inc., a cloud-based provider of integrated digital human capital and business solutions, since April 2021 and served on the board of its predecessor Foley Trasimene Acquisition Corporation (FTAC) from May 2020 until April 2021. Mr. Foley served as director of System1, Inc. from January 2022 to March 2023. From January 2014 until June 2021, Mr. Foley also served as Chairman of Black Knight, Inc. and its predecessors and served as non-executive Chairman of Paysafe, Ltd. (Paysafe) and its predecessor Foley Trasimene Acquisition Corp. II (FTAC II) from March 2020 until March 2022. Mr. Foley formerly served as Co-Chairman of FGL Holdings, Vice Chairman of Fidelity National Information Services, Inc. (FIS), and as a director of Dayforce. Mr. Foley also formerly served as a director of blank check companies Austerlitz Acquisition Corporation I (AUS) and Austerlitz Acquisition Corporation II (ASZ) and Trebia Acquisition Corp., which were blank check companies, but resigned from those boards in April 2021. Mr. Foley served as Chairman of Foley Wines Ltd., a New Zealand company, until March 2023.
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After receiving his B.S. degree in engineering from the United States Military Academy at West Point, Mr. Foley served in the U.S. Air Force, where he attained the rank of captain. Mr. Foley received his Master of Business Administration from Seattle University and his Juris Doctor from the University of Washington. Mr. Foley also serves on the board of various foundations and charitable organizations.
Mr. Foley’s qualifications to serve on our board include 40 years as a director and executive officer of public and private companies across a wide variety of industries, his leadership in the creation and growth of multiple separate multi-billion dollar public market platforms and his track record of identifying cost savings, undertaking strategy shifts, eliminating siloed organizational structures and accelerating product expansion and innovation.
We believe that Mr. Foley is able to fulfill his roles and devote sufficient time and attention to his duties as the Executive Chairman and a director of DNB. In particular, Cannae is a holding company engaged in managing and operating a group of companies and investments, as well as making additional majority and minority equity portfolio investments in businesses. Mr. Foley is not charged with overseeing the day-to-day operations of those businesses, as each has a management team. However, a significant component of Mr. Foley’s responsibilities as Cannae’s Chief Executive Officer is his service as a director of certain of Cannae’s largest investments, including as Executive Chairman of Dun & Bradstreet and non-executive Chairman of Alight. As our Executive Chairman, Mr. Foley has provided and continues to provide significant experience, contributions and high value-added services to Dun & Bradstreet, including the formation and execution of our long-term strategic vision since the Take-Private Transaction. Under Mr. Foley’s leadership, we continue to execute on his value creation playbook, including undertaking strategy shifts and accelerating product expansion and innovation. He is an integral and irreplaceable part of our board and has devoted sufficient time to focus on our Company, as evidenced by his consistent attendance at board meetings and his active participation in board discussions.
ANTHONY M. JABBOUR has served as our Chief Executive Officer and a director since the Take-Private Transaction in February 2019. Mr. Jabbour served as Executive Chairman of Black Knight from June 2021 until it was acquired by Intercontinental Exchange, Inc. in September 2023, and served as Chief Executive Officer and a director of Black Knight from May 2018 until May 2022. Mr. Jabbour previously served as Corporate Executive Vice President and Co-Chief Operating Officer of FIS from December 2015 through December 2017. Mr. Jabbour served as Corporate Executive Vice President of the Integrated Financial Solutions segment of FIS from February 2015 until December 2015. Mr. Jabbour served as Executive Vice President of the North America Financial Institutions division of FIS from February 2011 to February 2015. Prior to that, Mr. Jabbour held positions of increasing responsibility in operations and delivery from the time he joined FIS in 2004. Prior to joining FIS, Mr. Jabbour worked for Canadian Imperial Bank of Commerce and for IBM’s Global Services group managing complex client projects and relationships. Mr. Jabbour also serves as a director of Paysafe.
Mr. Jabbour’s qualifications to serve on our board of directors include his extensive experience in leadership roles with financial services, technology and data and analytics companies, his deep knowledge of our business, industry and customer base, and his strong leadership abilities.
We believe that Mr. Jabbour is able to fulfill his roles and devote sufficient time and attention to his duties as Chief Executive Officer and a director of Dun & Bradstreet, as a director of Paysafe. Mr. Jabbour is a strong leader who is able to divide his attention among these responsibilities. In addition, Mr. Jabbour works with strong leadership teams at Dun & Bradstreet and Paysafe. By leading and relying on his teams, Mr. Jabbour is able to successfully devote appropriate time and attention to fulfill his executive and board responsibilities.
ELLEN R. ALEMANY has served as a member of our board of directors since 2021. Ms. Alemany has served as a non-executive special advisor to the Chair of First Citizens since January 2023 and as a director of First Citizens since January 2022. Ms. Alemany formerly served as Vice Chairwoman of First Citizens from January 2022 through December 2022. Ms. Alemany served as Chairwoman, CEO and President of CIT, and as the Chairwoman, CEO and President of its subsidiary CIT Bank, N.A., until CIT was acquired by First Citizens in January 2022. Ms. Alemany joined CIT in October 2015. Ms. Alemany was the Chairwoman and Chief Executive Officer of The Royal Bank of Scotland Citizens Financial Group from 2008 until October 2013. Ms. Alemany served as the Chief Executive Officer of Global Transaction Services at Citibank/Citigroup from 2006 until 2007, after holding various roles in her twenty-year career with Citibank/Citigroup. Ms. Alemany also serves as a director of Fidelity National Information Services, Inc. and formerly served as a director of CIT.
Ms. Alemany’s qualifications to serve on our board of directors include her years of experience as a Chief Executive Officer, Chair and senior executive in the banking industry, strong leadership skills, experience in driving growth and results in large complex business organizations, and extensive knowledge of technology, finance, corporate governance, regulatory and compliance matters.
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DOUGLAS K. AMMERMAN has served as a member of our board of directors since the Take-Private Transaction in February 2019. Mr. Ammerman is a retired partner of KPMG LLP, where he became a partner in 1984. Mr. Ammerman formally retired from KPMG in 2002. He also has served as a director of Cannae since February 2024, FNF since 2005, F&G since December 2022 and Stantec Inc. since 2011. Mr. Ammerman formerly served on the boards of J. Alexander’s Holdings, Inc. and Foley Trasimene Acquisition Corp.
Mr. Ammerman’s qualifications to serve on our board of directors include his financial and accounting background and expertise, including his 18 years as a partner with KPMG, and his experience as a director on the boards of other companies.
CHINH E. CHU has served as a member of our board of directors since the Take-Private Transaction in February 2019. Mr. Chu is the Founder and Managing Partner at CC Capital, a private investment firm which he founded in 2015. Before founding CC Capital, Mr. Chu worked at Blackstone from 1990 to 2015. Mr. Chu was a Senior Managing Director at Blackstone since 2000, and previously served as Co-Chair of Blackstone’s Private Equity Executive Committee and was a member of Blackstone’s Executive Committee. Mr. Chu has served as Chairman of E2open Parent Holdings, Inc. (f/k/a CC Neuberger Principal Holdings I) since February 2021 and as a director since January 2020. Mr. Chu has served as a director of Getty Images Holdings Inc. (Getty) since July 2022. He also served as the Chief Executive Officer and as a director of CC Neuberger Principal Holdings II, a special purpose acquisition company he co-founded, from May 2020 until the consummation of the business combination with Getty Images, Inc. to form Getty in July 2022. Additionally, Mr. Chu served as the Chief Executive Officer of CC Neuberger Principal Holdings III (CCNB3), a special purpose company he co-founded, from November 2023 when CCNB3 announced its intention to liquidate and dissolve. Mr. Chu will serve as a director of CCNB3 through its liquidation.
Mr. Chu served as Co-Chairman of FGL Holdings from April 2016 until June 2020 when it was acquired. Mr. Chu served as a director of Collier Creek Holdings, a special purpose acquisition company he co-founded in April 2018, prior to its business combination in June, 2020. Mr. Chu previously served as a director of NCR Corporation, Kronos Incorporated, SunGard Data Systems, Inc., Stiefel Laboratories, Freescale Semiconductor, Ltd., Biomet, Inc., Alliant, Celanese Corporation, Nalco Company, DJO Global, Inc., HealthMarkets, Inc., Nycomed, Alliant Insurance Services, Inc., the London International Financial Futures and Options Exchange, Graham Packaging and AlliedBarton Security Services. Before joining Blackstone in 1990, Mr. Chu worked at Salomon Brothers in the Mergers & Acquisitions Department.
Mr. Chu’s qualifications to serve on our board of directors include his substantial experience in mergers and acquisitions, corporate finance and strategic business planning, his track record at Blackstone and in advising and managing multi-national companies and his experience serving as a director for various public and private companies.
THOMAS M. HAGERTY has served as a member of our board of directors since the Take-Private Transaction in February 2019. Mr. Hagerty is a Managing Director of THL, which he joined in 1988. Mr. Hagerty has served as a director of Dayforce since September 2013, FleetCor Technologies since November 2014 and FNF since 2005. Mr. Hagerty served as a director of Black Knight and its predecessors from January 2014 until July 2023. Mr. Hagerty also formerly served on the boards of FTAC, First Bancorp, MoneyGram International and FIS.
Mr. Hagerty’s qualifications to serve on our board of directors include his managerial and strategic expertise working with large growth-oriented companies as a Managing Director of THL, a leading private equity firm, and his experience in enhancing value at such companies, along with his expertise in corporate finance.
KEITH J. JACKSON has served as a member of our board of directors since August 2020. Mr. Jackson is President of Positive Atmosphere Reaches Kids, a non-profit organization founded by Mr. Jackson in 1993 that is headquartered in Little Rock, Arkansas that works with at-risk youth to provide positive reinforcement for success. Mr. Jackson also serves on the board of directors of Cadence Bank (formerly BancorpSouth Bank) and the board of trustees of the University of Oklahoma Foundation.
Mr. Jackson’s qualifications to serve on our board of directors include his experience efficiently running an organization with a focus on community, diversity and inclusion, and his years of service as a director at Cadence Bank. Mr. Jackson brings to our board a strong background in leadership and social responsibility.
KIRSTEN M. KLIPHOUSE has served as a member of our board of directors since July 2023. Ms. Kliphouse has also served as a director of Laboratory Corp. of America Holdings since October 2022 and as a director of Global Payments Inc. since October 2023. Ms. Kliphouse served as President of Google Cloud Americas, where she was responsible for leading and growing the sales, go-to-market, customer engagement, channel and services organizations, from March 2022 until her retirement in July 2023. At Google Cloud, she also served as the Global Chair of the Aspiring Leadership Academy and Women@GoogleCloud.
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Previously, Ms. Kliphouse served as President of the North American division of Google Cloud from July 2019 until March 2022. Ms. Kliphouse has also served as a director of Laboratory Corp. of America Holdings since October 2022.
Prior to Google Cloud, Ms. Kliphouse was Senior Vice President at Red Hat, Inc., a subsidiary of International Business Machines Corporation, from January 2018 to June 2019; Chief Executive Officer of Yardarm Technologies, a hardware and software solutions company, from February 2017 to December 2017; and founder and Chief Executive Officer of Scaling Ventures, a technology investment and advisory firm. Prior to her position at Yardarm, Ms. Kliphouse spent more than 25 years at Microsoft, Inc., where she was part of the executive leadership team and held numerous executive positions in Enterprise Sales, Original Equipment Manufacturers (OEM), Partner and Channels, and as Corporate Vice President of Customer Support, Success and Professional Services, during which she led more than 10,000 employees globally. Ms. Kliphouse is a recipient of the Microsoft Founders Award for her superior leadership and contributions to the business. Ms. Kliphouse holds a degree in Computer Information Sciences and Business from Muhlenberg College and a CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors through its partnership with the Software Engineering Institute at Carnegie Mellon University and Ridge Global.
Ms. Kliphouse’s qualifications to serve on our board of directors include her leadership and operational roles with leading global technology companies through which she has gained extensive experience in cybersecurity, including global cybersecurity incident response and remediation and business continuity, as well as business development, product innovation and mergers and acquisitions.
RICHARD N. MASSEY has served as a member of our board of directors since the Take-Private Transaction in February 2019. Mr. Massey has served as Vice Chairman of Cannae since February 2024, previously served as Chief Executive Officer of Cannae since November 2019, and has served on the Cannae board of directors since June 2018. Mr. Massey has served as a director of Alight, Inc., since April 2021 and its predecessor FTAC from May 2020 until April 2021. Mr. Massey served as a director of FTAC II, a blank check company, until its business combination with Paysafe in March 2021. He served as Chief Executive Officer of AUS and ASZ, which were blank check companies, from January 2021 through December 2022, and served as a director of AUS and ASZ until April 2022.
Mr. Massey is a Senior Managing Director of Trasimene Capital Management, LLC, a privately held company, which provides certain management services to Cannae, since November 2019. Mr. Massey is also a longtime partner of Westrock Capital Partners and Bear State Advisors, both privately held multi-family investment partnerships. Mr. Massey was Chief Strategy Officer and General Counsel of Alltel Corporation from January 2006 to January 2009. From 2000 until 2006, Mr. Massey served as Managing Director of Stephens Inc., a private investment bank, during which time his financial advisory practice focused on software and information technology companies. Mr. Massey formerly served as Chairman of Bear State Financial, Inc., as a director of Black Knight, Inc., FGL Holdings, Fidelity National Financial, Inc., and Fidelity National Information Services, Inc. He also serves as a director of the Oxford American Literary Project, and as a member of the board of the Arkansas Razorback Foundation.
Mr. Massey has a long and successful track record in corporate finance and investment banking, as a financial, strategic and legal advisor to public and private businesses, and in identifying, negotiating and consummating mergers and acquisitions.
JAMES A. QUELLA has served as a member of our board of directors since the Take-Private Transaction in February 2019. Mr. Quella is a private investor. From January 2013 until January 2023, Mr. Quella served as a Senior Advisor at Blackstone. On June 30, 2013, Mr. Quella retired as a Senior Managing Director and Senior Operating Partner at Blackstone, where he had worked since 2004. Mr. Quella was responsible for monitoring the strategy and operational performance of Blackstone’s portfolio companies and providing direct assistance in the oversight of large investments. While at Blackstone, Mr. Quella also served as a director of numerous public and private companies. Mr. Quella served on the board of CC Neuberger Principal Holdings II from August 2020 until the close of its business combination with Getty Images in July 2022, and on the boards of Michaels Stores, Inc. and The Michaels Companies, Inc., where he served as Chairman from 2019 — 2021, as well as FGL Holdings from 2017 to 2020.
Prior to joining Blackstone, Mr. Quella held various positions at Donaldson, Lufkin & Jenrette Merchant Banking Partners-CSFB Private Equity. Mr. Quella served as Managing Director and Senior Operating Partner at Credit Suisse Private Equity, LLC (formerly, CSFB Private Equity) from 2000 to 2004. Mr. Quella is a co-author of Profit Patterns: 30 Ways to Anticipate and Profit from the Strategic Forces Reshaping Your Business. Mr. Quella received his Masters of Business Administration, with Dean’s honors, from the University of Chicago Graduate School of Business, and a B.A. in International Studies from the University of Chicago and University of Wisconsin-Madison.
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Mr. Quella’s qualifications to serve on our board of directors include his substantial experience in managing and advising businesses; his experience in mergers and acquisitions; his familiarity with corporate finance and strategic business planning activities; and his extensive experience serving as a director for various public and private companies.
GANESH B. RAO has served as a member of our board of directors since the Take-Private Transaction in February 2019. Mr. Rao is a Managing Director of THL, which he joined in 2000. Prior to joining THL, Mr. Rao worked at Morgan Stanley & Co. Incorporated in the Mergers & Acquisitions Department and at Greenlight Capital, a hedge fund. Mr. Rao has served as a director of Dayforce since September 2013. Mr. Rao served as a director of Black Knight from January 2014 until it was acquired by Intercontinental Exchange, Inc. in September 2023.
Mr. Rao’s qualifications to serve on our board of directors include his managerial and strategic expertise working with large growth-oriented companies as a Managing Director of THL, and his experience with enhancing value at such companies, along with his expertise in corporate finance.
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Proposal No. 1: Election of Directors

The certificate of incorporation and the bylaws of the Company provide that our board shall consist of at least one and no more than fourteen directors. The board determines the number of directors within these limits. The current number of directors is eleven. At this annual meeting, the persons listed below have been nominated to stand for election for a one-year term expiring in 2025. The board believes that each of the nominees will stand for election and will serve if elected as a director.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE LISTED NOMINEES.
William P. Foley, II	Ellen R. Alemany	Douglas K. Ammerman
Chinh E. Chu	Thomas M. Hagerty	Anthony M. Jabbour
Keith J. Jackson	Kirsten M. Kliphouse	Richard N. Massey
James A. Quella	Ganesh B. Rao
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Certain Information
About our Executive Officers

Our current executive officers of the Company are set forth in the table below, together with biographical information, except for Messrs. Foley and Jabbour, whose biographical information is included in this proxy statement under the section titled “Certain Information about our Directors — Information About the Director Nominees and Continuing Directors.”
Name	Position	Age
William P. Foley, II	Executive Chairman	79
Anthony M. Jabbour	Chief Executive Officer	56
Bryan T. Hipsher	Executive Vice President and Chief Financial Officer	41
Virginia G. Gomez	President, North America	55
Neeraj Sahai	President, International	66
Joe A. Reinhardt III	Chief Legal Officer	61
BRYAN T. HIPSHER has served as our Chief Financial Officer and Treasurer since the Take-Private Transaction in February 2019. Prior to joining us, Mr. Hipsher served as Senior Vice President of Finance for Black Knight from January 2014 through February 2019. From July 2008 to January 2014, Mr. Hipsher served as Senior Vice President of Finance for Lender Processing Services, Inc. Prior to that role, he held positions of increasing responsibility in finance, operations and accounting from the time he joined FNF in 2006.
VIRGINIA G. GOMEZ has served as our President, North America since September 2022. Ms. Gomez leads our North America business which is comprised of our Finance & Risk and Sales & Marketing businesses, Product, Marketing and Sales. Ms. Gomez previously served as Dun & Bradstreet’s Chief Product Officer from the time she joined the Company in May 2021 until September 2022. Before joining Dun & Bradstreet, Ms. Gomez served in various leadership roles with TransUnion, including as Executive Vice President of Product and Portfolio Management from March 2020 to May 2021 and as Senior Vice President of Product Management from July 2013 to March 2020.
NEERAJ SAHAI has served as our President, International since March 2019. In this role, Mr. Sahai pursues growth opportunities, operating efficiency and best practices across Asia, India, the UK&I, Europe and the Dun & Bradstreet Worldwide Network. Prior to joining DNB, Mr. Sahai served as President of Standard & Poor’s Ratings from January 2014 until September 2015. Mr. Sahai previously served in various senior roles with Citigroup from August 1984 until January 2014, including Business Head of Securities & Fund Services, CFO of Global Transaction Services and Audit & Risk Review Head of Capital Markets and Banking.
JOE A. REINHARDT III has served as our Chief Legal Officer since the Take-Private Transaction in February 2019. Mr. Reinhardt serves as principal legal counsel to the Company, its subsidiaries, senior management and the board of directors. Prior to joining the Company, Mr. Reinhardt served in various roles with FNF for 24 years, including as Executive Vice President and General Counsel for Fidelity National Title Group, where he managed a legal department with over 600 professionals, from 2013 to February 2019. Before joining FNF, Mr. Reinhardt worked as a tax consultant with Ernst & Young.
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Proposal No. 2: Approve an Amendment to our Amended and Restated Certificate of Incorporation to Limit Liability of Our Officers as Permitted by Law

Background on Officer Exculpation
The Dun & Bradstreet Holdings, Inc. certificate of incorporation was originally adopted effective as of September 18, 2018. It was thereafter amended, effective as of March 12, 2020 and June 23, 2020, and then amended and restated in its entirety, effective as of July 2, 2020 (the Amended and Restated Certificate).
Effective August 1, 2022, Section 102(b)(7) of the Delaware General Corporation Law (DGCL) was amended (Amended 102(b)(7)) to enable a corporation to include in its certificate of incorporation a provision exculpating certain corporate officers from liability for breach of the fiduciary duty of care in certain circumstances. Previously, Section 102(b)(7) of the DGCL provided for exculpation for directors only. Under Amended 102(b)(7), the officers who may be exculpated include a person who (i) is the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer of the corporation at any time during the course of conduct alleged in the action or proceeding to be wrongful, (ii) is or was identified in the corporation’s public filings with the SEC because such person is or was one of the most highly compensated executive officers of the corporation, or (iii) has consented to services of process in Delaware by written agreement (the Covered Officers).
Following due consideration of the amendments to the DGCL and the desire to remain competitive in the market for top qualified and experienced officers, on April 9, 2024, our board approved an amendment to our amended and restated Certificate of Incorporation to provide for officer exculpation (the Officer Exculpation Amendment), subject to stockholder approval. The board has determined that the Officer Exculpation Amendment is advisable and in the best interests of the Company and our stockholders, and unanimously recommends stockholders approve of the Officer Exculpation Amendment for the reasons set forth below.
Summary of Changes in the Officer Exculpation Amendment
The proposed Officer Exculpation Amendment would allow for the exculpation of Covered Officers to the fullest extent permitted by the DGCL. This means that the proposed Officer Exculpation Amendment would allow for the exculpation of Covered Officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate such Covered Officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders. Further, the Officer Exculpation Amendment would not limit the liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.
The foregoing description is a summary and is qualified in its entirety by the full text of the proposed Officer Exculpation Amendment included in Appendix B and the pertinent provisions of the DGCL.
Recommendation of the Board of Directors
In approving the Officer Exculpation Amendment and recommending it for approval by our stockholders, our board considered the narrow class and type of claims to which it applies, the limited number of officers that are covered by it, and the benefits our board believes would accrue to the Company from providing officer exculpation.
Our board believes that adopting the Officer Exculpation Amendment is in the best interests of the Company and its stockholders. Not only is it fair to more closely align the protections available to our officers with those already afforded to our directors, but also it would better position the Company to attract and retain qualified and experienced officers. Adopting the Officer Exculpation Amendment may enable officers to better exercise their business judgment in furtherance of the interests of our stockholders, as without the potential for distraction posed by the risk of personal liability, they may be better positioned to consider the Company’s interests. This may also reduce litigation costs associated with frivolous lawsuits. By the nature of the role, our officers must often make decisions on crucial matters in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose individual liability based on hindsight.
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Limiting our current and prospective officers’ concerns about personal risk would empower officers to best exercise their business judgment in furtherance of stockholder interests and better position the Company to attract and retain top officer candidates. In the absence of such protection, highly qualified candidates could be deterred from serving as officers of the Company due to exposure to personal liability and the risk that substantial expense could be incurred defending such lawsuits, regardless of merit. Enhancing our ability to retain and attract experienced officers is in the best interests of the Company and its stockholders, and we believe adopting the Officer Exculpation Amendment will positively contribute to our ability to do so.
For these reasons, our board determined that it is advisable and in the best interests of the Company and our stockholders to amend Article XII of our Amended and Restated Certificate to add the liability protection afforded by Amended 102(b)(7) for Covered Officers.
If our stockholders approve this proposal, our board has authorized our officers to file the Officer Exculpation Amendment with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval at the Annual Meeting, and the Officer Exculpation Amendment would become effective upon acceptance by the Delaware Secretary of State.
If our stockholders do not approve the proposal, the Company’s current exculpation provisions relating to directors will remain in place, and the Officer Exculpation Amendment will not be filed with the Delaware Secretary of State.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT LIABILITY OF OUR OFFICERS AS PERMITTED BY LAW.
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Compensation Discussion
and Analysis

The following discussion and analysis of compensation arrangements should be read with the compensation tables and related disclosures that follow. The following discussion may also contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
In this compensation discussion and analysis, we provide an overview of our approach to compensating our named executive officers in 2023, including the objectives of our compensation programs and the principles upon which our compensation programs and decisions are based.
In 2023, our named executive officers were:
•
Anthony M. Jabbour, our Chief Executive Officer;

•
Bryan T. Hipsher, our Chief Financial Officer;

•
Virginia G. Gomez, our President — North America;

•
Neeraj Sahai, our President — International; and

•
Joe A. Reinhardt III, our Chief Legal Officer.

Our compensation program for our named executive officers is structured to drive performance, with a particular focus on long-term results, growth and profitability. We believe that our compensation programs promote our success and lead to better financial results, which, in turn, result in better returns for our stockholders.
2023 FINANCIAL AND PERFORMANCE HIGHLIGHTS
We delivered solid financial results in the year ended December 31, 2023 despite known headwinds and a challenging macro-environment. We achieved:
•
Revenue for 2023 of $2,314.0 million, an increase of 4.0% and 4.2% on a constant currency basis compared to the year ended December 31, 2022.

•
Adjusted EBITDA for 2023 was $892.2 million, up 3.3% compared to the year ended December 31, 2022.

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GAAP net loss of $47.0 million, or diluted loss per share of $0.11, for 2023 compared to a GAAP net loss of $2.3 million, or diluted loss per share of $0.01 for the year ended December 31, 2022. Adjusted net income was $431.6 million, or adjusted diluted earnings per share of $1.00, compared to adjusted net income of $439.6 million, or adjusted diluted earnings per share of $1.02 for the year ended December 31, 2022.

Adjusted Revenue, Organic Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share are non-GAAP financial measures. Please refer to Appendix A for a reconciliation of these measures to the most directly comparable GAAP measures.
Other Key Achievements in 2023
2023 was a strong year for Dun & Bradstreet financially and operationally. Businesses throughout the world are coming to us to solve some of their biggest challenges and our value proposition is resonating with those businesses in need of data, analytics and workflow to more efficiently and effectively operate in these rapidly changing environments. We are uniquely qualified to address the commercial data-driven decisioning needs of our clients due to the breadth and depth of our proprietary Data Cloud and
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our extensive intellectual property driving business insights. Our mix of high-quality revenues, blue chip client base, increasing innovation, strong profitability and disciplined capital allocation differentiate us through our ability to continue delivering value for our clients.
Master data management continues to be the foundational core of our growth strategy and its importance has become increasingly significant with the advent of generative artificial intelligence (GenAI). We continue to focus on artificial intelligence (AI) innovation through investing in new, expanded and alternative datasets, integrating our Data Cloud into delivery platforms and collaborating with top cloud and GenAI companies. The launch of our own AI-powered solutions is enhancing our existing products with conversational search, generative insights and improved predictive signals, and we are seeking new capabilities to help our clients more accurately research and target prospective companies.
In our existing products and solutions, we had strong revenue retention at 96% in 2023 and demand continued for our faster growing solutions in our North America and International businesses, such as those in our third-party and supply chain risk management solutions. We also made significant progress in our back office and cloud migration efforts. Through the use of high-quality processes, modern software platforms and artificial intelligence, we expect to not only save operating expenses, but expand revenues by more efficiently closing deals by shortening the time from quote to final signature. We believe that we provide to our clients an unmatchable level of insight and we intend to continue to provide the resources our clients need to make more informed and real-time key business decisions.
OUR COMPENSATION PROGRAMS ARE DRIVEN BY OUR BUSINESS OBJECTIVES
Our compensation committee believes it is important to reward our executives for strong performance in a business and industry with significant operational and regulatory challenges, and to incentivize them to continue to take actions to deliver strong results for our investors by expanding our client relationships, growing our client base, continuing to innovate our solutions set and pursuing new market opportunities. At the same time, our compensation committee believes it is important to disincentivize our executives from taking unnecessary risks. The compensation committee believes that our compensation programs are structured to foster these goals.
We believe that our executive compensation programs are structured in a manner to support us and to achieve our business objectives. For 2023, our executive compensation approach was generally designed with the following goals:
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SOUND PROGRAM DESIGN. We design our compensation programs to fit with our strategy and our culture. There are many facets and considerations involved in this equation, some of which are discussed below in “— Compensation Best Practices.” We aim to deliver a sound compensation program, reflecting a comprehensive set of data points and supporting our success.

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PAY FOR PERFORMANCE. We designed our compensation programs so that a substantial portion of our executives’ compensation is tied to our performance. We used pre-defined performance goals for our cash-based annual incentive plan (the Annual Incentive Plan) and our long-term equity incentives, which are discussed below. For 2023, the corporate performance measures for our Annual Incentive Plan included Adjusted Revenue, Adjusted EBITDA, new sales, Adjusted EPS and a strategic risk management objective. The committee includes the strategic risk management objective in our Annual Incentive Plan because it is reflective of the priority our board places on our executives’ oversight and management of the risks facing our business. Adjusted Revenue, Adjusted EBITDA and Adjusted EPS are non-GAAP measures. Please refer to Appendix A to this proxy statement for a detailed description of adjustments of and reconciliations to our financial measures that are not reported in accordance with GAAP. These performance measures are key components in the way we and our investors view our operating success and are highly transparent and objectively determinable.

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LONG-TERM FOCUS. In 2023, we granted performance-based restricted stock to complement the annual cash incentives paid to our executive officers. These grants link our executives’ incentive compensation to driving strong operating performance and returns for our stockholders over the long-term and encourage the retention of our executives in order to mitigate execution risk. Our restricted stock awards are linked to our executive stock ownership guidelines, where together the grants and the guidelines strongly promote long-term stock ownership and provide direct alignment with our stockholders.

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COMPETITIVENESS. Total compensation is intended to be competitive in order to attract, motivate, and retain highly qualified and effective executives who can build stockholder value over the long term. The level of pay our compensation committee sets for each named executive officer is influenced by the executive’s leadership abilities, scope of responsibilities, experience, effectiveness and individual performance achievements.

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•
INCENTIVE PAY BALANCE. We believe the portion of total compensation contingent on performance should increase with an executive’s level of responsibility. Annual and long-term incentive compensation opportunities should reward the appropriate balance of short-and long-term financial and strategic business results. Long-term incentive compensation opportunities should significantly outweigh short-term cash-based opportunities. Annual objectives should be compatible with sustainable long-term performance.

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INVESTOR ALIGNMENT AND RISK ASSUMPTION. We place a strong emphasis on delivering long-term results for our investors and clients and discourage excessive risk taking by our executive officers.

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GOOD GOVERNANCE. Good compensation governance plays a prominent role in our approach to compensation. As discussed in the next section, our compensation committee considers good governance practice as they review our compensation programs and adopt policies that work for us.

We believe the most effective way of accomplishing these objectives is to provide our named executive officers with enough fixed compensation in the form of base salary to disincentivize excessive risk taking, while providing them with sufficient opportunities in the form of variable compensation that is linked to our annual and long-term strategic goals to align their interests with those of our investors. We believe it is important to deliver strong results for our investors and clients, and we believe our practice of linking compensation with corporate performance will help us to accomplish that goal.
COMPENSATION BEST PRACTICES
We take a proactive approach to compensation governance. Our compensation committee regularly reviews our compensation programs and, when appropriate, makes adjustments that it believes are in our best interests and the best interests of our investors. As part of this process, our compensation committee considers current best practices, and makes changes in our compensation programs when the compensation committee deems it appropriate, all with the goal of continually improving our approach to executive compensation and its link to driving strong performance and value for our investors.
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Our compensation programs include the following notable best practices:
Things We Do

Set a high ratio of performance-based compensation to total compensation, and a low ratio of non-performance-based compensation, including fixed benefits, perquisites and salary, to total compensation.

Adopted robust stock ownership guidelines and linked the guidelines to a holding period requirement for executives and directors who have not met the guidelines.
Clawback any overpayments of incentive-based or equity-based compensation that were attributable to restated financial results in compliance with the NYSE listing rules.
Our compensation committee sets maximum levels payable under our annual incentives, and our equity incentive plan has a limited award pool.
Our long-term equity incentive awards granted to our named executive officers generally use a vesting schedule of at least three years.
Dividends are accrued and are paid only on equity awards that vest.
Awards vest in connection with a change in control only if combined with a termination of employment (unless the acquiror does not assume the awards).
Separate the positions of Chief Executive Officer and Executive Chairman.
Limited perquisites.
Our compensation committee uses an independent compensation consultant who reports solely to the compensation committee and does not provide separate services to management.
Things We Won’t Do
Provide tax gross-ups or reimbursement of taxes on perquisites.
Permit the repricing of stock options or any equivalent form of equity incentive.
Have multi-year guarantees for salary increases, non-performance-based bonuses or guaranteed equity compensation in our executive employment agreements.
Employment agreements do not allow tax gross-ups for compensation paid due to a change of control and do not contain single-trigger severance payment arrangements related to a change of control.
Supplemental executive retirement plans, executive pensions or excessive retirement benefits.

2023 Stockholder Engagement and Response
We are committed to hearing and responding to the views of our stockholders, especially in light of the results of our 2023 say-on-pay vote. In 2023, our officers met with investors on numerous occasions, both in group and one-on-one settings. At these meetings, our officers discuss a variety of topics, including our operational and stock performance, corporate governance and executive compensation matters. We report and discuss these meetings with our board or applicable board committees, as appropriate.
During June 2023, we reached out to 13 of our top 20 institutional investors (excluding Bilcar, CC Capital, Cannae, THL and Black Knight) requesting to speak with each to discuss executive compensation and governance matters. We spoke with six of those investors, who collectively owned approximately 18% of our outstanding shares, and received their views on various matters, including board diversity and independent director leadership, as well as our executive compensation programs. Our compensation committee chairman, Chief Legal Officer, Corporate Secretary and Corporate Attorney participated in these meetings. The principal observations identified by our stockholders in our 2023 engagement process and our positive steps to address those observations are summarized below:
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Observations Identified and Response	Discussion
OBSERVATION: Retention awards for executive officers outsizing peers. RESPONSE: We do not expect to utilize similar retention awards for executive officers in the future.
In August 2022, our compensation committee assessed the critical need to retain our talented senior leadership team, and our named executive officers (including Mr. Foley) in particular, in order to effectively execute on our board’s multi-year strategy and vision of transformation. As a part of this assessment, the compensation committee discussed increased competition and aggressive talent recruitment within our industry and trends in retention strategies among our peer group. Following this assessment, the compensation committee approved one-time awards of non-qualified stock options (with an exercisability condition related to significant growth in our stock price) and performance-based restricted stock to a group of senior leaders in the Company, including each of our named executive officers, with the greatest ability to influence and impact our execution on that strategy and a proven track record of driving long-term stockholder value creation through transformation and growth initiatives.
While the compensation committee believed it was extremely important to issue the retention awards in 2022 in order to retain our highly skilled leaders, we did not utilize similar awards in 2023 and we do not expect to utilize similar awards in the future.

OBSERVATION:
Performance period for restricted stock awards is only one year.
RESPONSE:
The 2023 performance-based restricted stock awards had a one year EBITDA measurement for fiscal year 2023. Starting with the 2024 grants, they will have three performance periods: Fiscal years 2024, 2025 and 2026.

Our 2024 performance-based restricted stock awards vest ratably on each of the first three anniversaries of the date of grant, subject to the achievement of applicable performance-based restrictions. For our 2024 awards:
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The first 1/3 of the award will vest only if the Company achieves Adjusted EBITDA of at least $892.0 million in 2024

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The second 1/3 of the award will vest only if the Company achieves Adjusted EBITDA in 2025 at least equal to the Adjusted EBITDA achieved in 2024

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The third 1/3 will vest only if the Company achieves Adjusted EBITDA in 2026 at least equal to the Adjusted EBITDA achieved in 2025

If we do not achieve the performance metric in any year, the portion of the award that was subject to achievement of that metric will be forfeited. In other words, there is no “catch-up” to allow a portion of an award to vest in a subsequent year if we fail to achieve the performance metric applicable to that year.

OBSERVATION:
Overlapping performance measures (use of Adjusted EBITDA in both long-term and short-term compensation programs).
RESPONSE:
Our performance measures provide a form of at-risk, performance-based pay that is focused on achievement of critical, objectively measurable, annual financial objectives

We selected Adjusted EBITDA as the performance measure for our long-term and short-term compensation programs because it is one of the most important measures in evaluating our operating strength and efficiency. Adjusted EBITDA also reflects our ability to convert revenue into operating profits for stockholders and our progress toward achieving our long-term strategy. It is a key measure used by investors and has a significant effect on our long-term stock price.
In setting the performance target for our long-term incentive awards, our compensation committee seeks to set a goal for our executives that requires them to achieve results that are better than the prior year. In light of the importance of these awards in the retention of our executives and the design of our long-term incentives so that the award was forfeited if the performance target was not achieved, the committee did not set the performance target for our long-term incentive awards at a level that it considered to be a stretch for our executives.
The committee’s approach in this respect is different than its approach in setting the goals for our annual cash-based incentive. The annual cash-based incentive awards are intended to reward our executives for driving strong performance in the year to which the award relates. Accordingly, the committee sets the minimum, target and maximum performance targets for our annual cash-based incentives at levels that are based upon our budget and are intended to drive superior performance by our executives.

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Observations Identified and Response	Discussion
OBSERVATION: Lack of an independent Lead Director. RESPONSE: Designated a highly qualified independent Lead Director in February 2024.
Our board determined it to be useful and appropriate to designate an independent Lead Director to coordinate the activities of the other non-employee directors and to perform such other duties and responsibilities as the board may determine. In February 2024, our board designated Douglas K. Ammerman to serve as our independent Lead Director. Mr. Ammerman has extensive board governance experience and has a deep understanding of our business from serving on our board since the Take-Private Transaction. Mr. Ammerman serves as the Chair of our audit committee and meets the SEC’s heightened independence standards for audit committee service. He provides a clear and independent voice on the board that appropriately balances our leadership structure. As our independent Lead Director, Mr. Ammerman’s responsibilities include coordination of the activities of our non-employee directors, presiding at executive sessions, participating in agenda setting, and participating in stockholder engagement activities.
For a description of the responsibilities of our independent Lead Director, see the section above titled “Board Leadership Structure.”

OBSERVATION: Board gender diversity RESPONSE: Elected a qualified female director to our board in 2023, resulting in two female directors serving on our board.	In July 2023, Ms. Kirsten M. Kliphouse was elected to our board and she was appointed to our audit committee in October 2023. Ms. Kliphouse is a highly qualified independent director with strong technology industry, business development, product innovation and cybersecurity experience.
OVERVIEW OF OUR COMPENSATION PROGRAMS
Principal Components of Compensation
We link a significant portion of each named executive officer’s total annual compensation to performance goals that are intended to deliver measurable results. Executives are generally rewarded only when and if the pre-established performance goals are met or exceeded. We also believe that material ownership stakes for executives assist in aligning executives’ interests with those of stockholders and strongly motivate executives to build long term value. We structure our compensation programs to assist in creating this link.
The following chart illustrates the principal elements of our named executive officer compensation program in 2023:
Fixed Compensation	Short-Term Incentives	Long-Term Incentives	Benefits
Base Salary	Annual Cash Incentives	Long-Term Equity Incentives	Employee Stock Purchase Plan; 401(k) plan; health insurance and limited perquisites.
Fixed cash component with annual merit increase opportunity based on responsibilities, individual performance results and other considerations.	Annual cash award for profitability, growth and operating strength during the year.	Equity awards to promote long-term growth and tie our executives’ financial interests to those of our investors.
Link to Performance
Individual performance	Adjusted EBITDA, Adjusted Revenue, Adjusted EPS, new sales and strategic risk management objectives	Future growth in equity value
The principal components of our executive compensation program for our named executive officers in 2023 were base salaries, annual cash incentives under our Annual Incentive Plan and long-term equity incentive awards in the form of performance-based restricted stock. In 2023, our compensation committee placed heavy emphasis on the at-risk, performance-based components of performance-based cash incentives and long-term equity incentives. The compensation committee determined the appropriate value of each of these components of compensation after considering each executive’s level of responsibility, the individual skills, experience and potential contribution of each executive, and the ability of each executive to impact company-wide performance and create long-term value. As shown in the table below, 83% or more of our named executive officers’ total compensation was based on performance-based incentives. Benefits comprised 4% or less of total compensation for all of our named executive officers.
The compensation committee believes a significant portion of an executive officer’s compensation generally should be allocated to compensation that effectively aligns the interests of our executives with the long-term interests of our investors. Consequently,
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in 2023, a significant majority of our named executive officers’ total compensation was provided in the form of long-term equity incentives and cash incentives under our Annual Incentive Plan. In establishing the compensation program for Mr. Jabbour, our compensation committee considered the critical role he plays in our organization, especially with respect to achieving our strategic goals and long-term growth and success, and the paramount importance of retaining his services and continued focus and dedication. In particular, the relative size of Mr. Jabbour’s performance-based incentives relative to other awards is reflective of the compensation committee’s subjective assessment of the value he adds to our organization and its success and the importance of retaining his time and focus to the Company’s ability to execute on its strategic plan. The structure and terms of the compensation provided to Mr. Jabbour are also reflective of the role he plays within our organization, with the substantial majority being contingent upon achievement of specified performance objectives. Mr. Jabbour’s base salary in 2023 was set taking into account that he received a base salary from Black Knight in connection with his role as its Executive Chairman until September 2023 when Black Knight was acquired.
ALLOCATIONS OF TOTAL COMPENSATION FOR 2023
The following table shows the allocation of 2023 total compensation for our named executive officers, as reported in the Summary Compensation Table below, among the various components. The compensation committee believed this allocation to be appropriate after consideration of the factors described above.
Name	Salary	Annual Cash Incentive	Stock Awards (Perf.-Based)	Benefits & Other Compensation	Total Compensation	Performance- Based Compensation
Anthony M. Jabbour	2.2%	5.3%	88.5%	4.0%	100.0%	93.8%
Bryan T. Hipsher	9.6%	10.5%	76.6%	3.2%	100.0%	87.2%
Virginia G. Gomez	9.6%	11.6%	76.5%	2.3%	100.0%	88.1%
Neeraj Sahai	9.5%	11.5%	76.2%	2.7%	100.0%	87.7%
Joe A. Reinhardt III	13.6%	15.0%	68.0%	3.5%	100.0%	82.9%
COMPENSATION COMPONENTS
Note that the financial measures used as performance targets for our named executive officers described in this discussion are non-GAAP measures and differ from the comparable GAAP measures reported in our financial statements. We explain how we use these non-GAAP measures in our discussions about incentives below.
Base Salary
Base salaries for our named executive officers reflect the fixed component of the compensation for the executive’s ongoing contribution to the operating performance of his or her area of responsibility. We provide our named executive officers with base salaries that are intended to provide them with a level of assured, regularly paid cash compensation that is competitive and reasonable. Messrs. Jabbour’s, Hipsher’s, Sahai’s and Reinhardt’s and Ms. Gomez’s 2023 base salaries were unchanged from 2022.
Our compensation committee reviews salary levels annually as part of our performance review process, as well as in the event of promotions or other changes in our named executive officers’ positions or responsibilities. When establishing base salary levels, our compensation committee considered the peer compensation data provided by our compensation consultant, Mercer, as well as a number of qualitative factors, including the named executive officer’s experience, knowledge, skills, level of responsibility and performance.
Annual Performance-Based Cash Incentive
In 2023, we established annual cash incentive opportunities under our Annual Incentive Plan for each of our named executive officers. We use the Annual Incentive Plan to provide a form of at-risk, performance-based pay that is focused on achievement of critical, objectively measurable, annual financial objectives. The 2023 annual cash incentives were conditioned upon the achievement of pre-defined financial objectives, which were determined by our compensation committee. The Annual Incentive
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Plan plays an important role in our approach to total compensation. It motivates participants to work hard and proficiently toward improving our operating performance for a fiscal year, and it requires that we achieve defined annual financial performance goals before participants become eligible for an incentive payout. We believe that achieving our financial objectives is important to executing our business strategy, strengthening our services and solutions, improving client satisfaction, gaining new clients and delivering long-term value to our stockholders. In addition, the cash incentive program helps to attract high caliber executives and to maintain a market competitive compensation program.
In February 2023, our compensation committee approved the 2023 fiscal year financial performance objectives and a target incentive opportunity for our named executive officers, as well as the potential incentive opportunity range for maximum and threshold performance. No annual incentive payments are payable to an executive officer if the pre-established, minimum performance levels are not met, and payments are capped at the maximum performance payout level. Each executive’s target incentive opportunity under the Annual Incentive Plan was established by our compensation committee as described above for executive officers as a percentage of each individual’s base salary, as follows: Mr. Jabbour 200% of base salary, Mr. Hipsher 100% of base salary, Ms. Gomez 110% of base salary, Mr. Sahai 110% of base salary, and Mr. Reinhardt 100% of base salary.
With respect to Mr. Jabbour, in setting his target and maximum annual cash incentive opportunities for 2023, the compensation committee considered that he is the driving force behind our execution of our strategic vision, including optimization of our go-to-market and client service strategies; simplifying and scaling our technologies; expanding and enhancing our data; and strengthening and enhancing our solutions to provide insights into our data, all while maintaining an efficient cost structure to create the most value for our stockholders.
The amount of the annual incentives actually paid depends on the level of achievement of the pre-established goals as follows:
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If threshold performance is not achieved, no incentive will be paid.

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If threshold performance is achieved, the incentive payout will equal 50% of the executive officer’s target incentive opportunity.

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If target performance is achieved, the incentive payout will equal 100% of the executive officer’s target incentive opportunity.

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If maximum performance is achieved, the incentive payout will equal 200% of the executive officer’s target incentive opportunity, except for Mr. Jabbour, whose maximum incentive payout is equal to 300% of his target incentive opportunity.

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Between these levels, the payout is prorated.

Threshold performance levels were established to challenge our executive officers. Maximum performance levels were established to limit annual incentive awards so as to avoid excessive compensation while encouraging executives to reach for performance beyond the target levels. An important tenet of our pay-for-performance philosophy is to utilize our compensation programs to motivate our executives to achieve performance levels that reach beyond what is expected of us as a company.
Target performance levels are aligned with our 2023 business plan as approved by our board of directors and are intended to be difficult to achieve, but not unrealistic. The performance targets were based on discussions between management and our compensation committee. In setting 2023 performance metrics, our compensation committee considered the following:
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Consistency among the 2023 performance targets and the 2023 business plan; and

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The effect that reaching performance targets would have on our growth and operating efficiency.

The 2023 performance metrics and weightings were Adjusted Revenue (30%), Adjusted EBITDA (25%), new sales (25%), Adjusted EPS (10%) and strategic risk management objectives (10%). These performance metrics are among the most important measures in evaluating the performance of our business, and they can have a significant impact on long-term value creation and the investing community’s expectations.
These annual incentive performance goals are synchronized with our annual budget, our long-term financial plan, and our board of directors’ expectations. In the following table, we explain how we calculate the financial performance measures and why we use them.
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Performance Measure	Weight	How Calculated	Reason For Use
Adjusted Revenue	30%	GAAP revenues on a constant currency basis.	Adjusted Revenue is useful to investors and management as a supplemental measure to evaluate our performance on a consistent basis.
Adjusted EBITDA	25%	GAAP Net income (Loss) attributable to Dun & Bradstreet, adjusted to exclude certain income statement items including but not limited to: (i) depreciation and amortization; (ii) interest expense and income; (iii) income tax provision or benefit; (iv) equity-based compensation; (v) exit costs, impairments, and other charges; (vi) transition costs primarily consisting of non-recurring expenses associated with transformational and integration activities, as well as incentive expenses associated with our synergy program; (vii) equity in net income of affiliates; (viii) net income attributable to non-controlling interests; (ix) merger, acquisition and divestiture-related costs; (x) other expenses and income — net; and (xi) other adjustments primarily related to non-recurring charges such as legal expense associated with significant legal and regulatory matters.	Adjusted EBITDA is useful to investors as a supplemental measure to evaluate the overall operating performance of companies. Management uses Adjusted EBITDA as a measurement used to compare our operating performance to our peers and competitors.
New sales	25%	The aggregate of (i) sales of products to new clients in 2023; and (ii) sales of products to existing clients with an incremental increase over prior year sales.	New sales is a driver of future revenue growth. It rewards management for success at selling new products to our clients and gaining new clients. We believe this performance measure is a tangible indication of our executives’ immediate efforts to grow Adjusted revenue and Adjusted EBITDA.
Adjusted EPS	10%	Adjusted Net Earnings divided by the diluted weighted average shares of common stock outstanding, adjusted to exclude certain income statement items including, but not limited to: (i) incremental depreciation and amortization resulting from the application of purchase accounting; (ii) equity-based compensation; (iii) exit costs, impairments, and other charges; (iv) merger, acquisition and divestiture-related costs; (v) transition costs primarily consisting of non-recurring expenses associated with transformational and integration activities, as well as incentive expenses associated with our synergy program; (vi) debt refinancing and extinguishment costs; (vii) non-operating pension-related income (expenses); (viii) non-cash gain and loss resulting from the modification of our interest rate swaps; (ix) other adjustments primarily related to non-recurring charges such as legal expense associated with significant legal and regulatory matters; and (x) tax effect of the non-GAAP adjustments and other tax effect adjustments.	Adjusted EPS is an important measure of our performance as it reflects growth and profitability as well as the effectiveness of our capital allocation. Adjusted EPS is a common basis for equity valuation and widely followed by the investment community.
Adjusted EBITDA, Adjusted Revenue and Adjusted EPS are non-GAAP financial measures that we believe are useful to investors in evaluating our overall financial performance. We believe these measures provide useful information about operating results and profitability, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.
Final calculations of our achievement of the performance measures are subject to adjustment for variances as a result of legislative or regulatory changes, impact of pandemics or other similar/extraordinary events, unbudgeted acquisitions or divestitures, non-recurring charges, major restructuring changes, as well as currency fluctuations, as estimated by management and approved by the compensation committee. These adjustments encourage our executives to focus on achieving strong financial performance and efficient operation of our continuing businesses during the year to achieve the performance measures. The adjustments also ensure that the achievement of the performance measures, as determined by the compensation committee at the end of the performance period, correlate with the budget and thereby serve as barometers of management’s performance in growing our business, obtaining new clients, operating the business effectively and efficiently, and achieving the goals set in our annual business plan, as approved by the board of directors. The adjustments also encourage our executives to focus on the long-term benefit and strategic impact of any acquisitions or divestitures regardless of whether they may have a positive or negative impact on our Adjusted Revenues and Adjusted EBITDA in the current year.
In 2023, our compensation committee also included a qualitative risk-based performance criteria, reflecting the importance our board places on management’s actions to manage and mitigate risk across our Company as one of the metrics in our Annual Incentive Plan. To emphasize the importance of our executive team’s constant focus on and mitigation of the risks to our business, including data privacy, cybersecurity and other risks to our organization, the committee determined to tie 10% of our executives’
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annual incentive awards to the achievement of the Company’s strategic risk management objectives for 2023. The maximum payout for achievement of the risk objectives is 100%, although the compensation committee may determine that the objective has been achieved at a level below 100%.
Set forth below are the relative percentage weights of the 2023 performance metrics, the threshold, target and maximum performance levels for each performance metric and 2023 performance results. For information on the ranges of possible payments under our Annual Incentive Plan, see “— Grants of Plan-Based Awards” under the column Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.
Performance Metric	Weight	Threshold	Target	Maximum	Performance Result	Payout Factor
		($ in millions except Adjusted EPS)	($ in millions except Adjusted EPS)	($ in millions except Adjusted EPS)	($ in millions except Adjusted EPS)
Adjusted Revenue	30%	$2,218	$2,275	$2,309	$2,292.6	151.8%
Adjusted EBITDA	25%	$850	$890	$915	$892.2	108.8%
New Sales	25%	$300	$350	$400	$349.8	99.8%
Adjusted EPS	10%	$0.90	$0.95	$0.98	$1.00	200.0%
Strategic Risk Management Objectives	10%	—	—	—	Achieved	100%
For 2023, we assigned a relative percentage weight of 30% to the Adjusted Revenue performance metric, 25% to the Adjusted EBITDA performance metric, 25% to the new sales performance metric, 10% to the Adjusted EPS performance metric and 10% to the strategic risk management objectives and assessment. The percentage weight of each performance metric equates to the maximum percentage of incentive awards payable upon achieving the threshold, target or maximum performance level determined for such performance metric. The compensation committee determined that the Company had achieved its risk management objectives based upon a report provided by our executives on the management of the Company’s overall risk profile and various risk-related achievements in 2023. The relative percentage weights for the performance metrics sum to 100%, and therefore 100% of the annual incentive awards would potentially be payable if target performance levels were achieved for all four of the 2023 performance metrics.
The table below shows each named executive officer’s 2023 target incentive opportunity and the amounts actually paid under the Annual Incentive Plan.
Name	2023 Base Salary(1)	2023 Annual Incentive Target(2)	2023 Incentive Pay Target	Actual Performance Multiplier	2023 Total Incentive Earned
Anthony M. Jabbour	$250,000	200%	$500,000	120.0%	$600,000
Bryan T. Hipsher	$500,000	100%	$500,000	110.0%	$550,000
Virginia G. Gomez	$500,000	110%	$550,000	110.0%	$605,000
Neeraj Sahai	$500,000	110%	$550,000	110.0%	$605,000
Joe A. Reinhardt III	$500,000	100%	$500,000	110.0%	$550,000

(1)
Represents annual base salary set in accordance with the terms of each of the named executive officers’ respective employment agreement. See “— Employment Agreements.”

(2)
Represents the 2023 Annual Incentive Target as a percentage of the named executive’s 2023 base salary.

Long-Term Equity Incentives
Awards Under our Omnibus Incentive Plan
We typically approve our long-term equity incentive awards during the first quarter as the compensation committee sets our compensation strategy for the year. In March 2023, we used our 2020 Omnibus Incentive Plan (the Omnibus Incentive Plan) to grant long-term incentive awards in the form of performance-based restricted stock to our named executive officers.
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We accrue cash dividends on unvested restricted shares, and payment of those dividends is subject to the same vesting requirements as the underlying shares — in other words, if the underlying shares do not vest, the accrued cash dividends are forfeited. We do not pay or accrue cash dividends on stock options.
Our compensation committee considers several qualitative and quantitative factors when determining equity incentive award levels, and ultimately uses its judgment when determining the terms of individual awards. The factors the compensation committee considers include the following:
•
The executive officer’s level of responsibility and ability to influence our performance;

•
The executive officer’s level of experience, skills and knowledge;

•
The need to retain and motivate highly talented executive officers;

•
Corporate governance considerations related to executive officer compensation; and

•
Our current business environment, objectives and strategy.

While our compensation committee considered each of the factors set forth above in arriving at the specific awards granted to each of our named executive officers in 2023, its determination was not formulaic; rather, our compensation committee exercised its discretion to make decisions based on its assessment of the totality of the factors, including the significant financial return that our officers returned to our stockholders. In particular, with respect to Mr. Jabbour, the relative size of his 2023 performance-based restricted stock awards as compared to awards granted to others is reflective of our compensation committee’s subjective assessment of the significant value he adds to our organization and his ability to shape and execute on our long-term strategy and impact our long-term success.
Performance-based Restricted Stock
The performance-based restricted stock awards granted in March 2023 vest over three years based on continued employment with us and provided we achieve a performance target of Adjusted EBITDA greater than $863.5 million for the period of January 1, 2023 to December 31, 2023. We achieved Adjusted EBITDA of $892.2 million for this period (after the effect of foreign currency exchange) for the year ended December 31, 2023.
In setting the performance target for our long-term incentive awards, our compensation committee seeks to set a goal for our executives that requires them to achieve results that are better than the prior year. However, due to the importance of these awards in the retention of our executives to the successful execution of our strategic plan and the design of our long-term incentives so that the entire award is forfeited if the performance target is not achieved, the committee does not set the performance target at a level that it considers to be a stretch for our executives. The committee’s approach in this respect is different than its approach in setting the goals for our annual cash-based incentive, where the committee sets the minimum, target and maximum performance targets at levels that are intended to drive superior performance by our executives.
The awards were designed with a primary objective of creating a long-term retention incentive, the value of which is tied to our stock price performance, and a secondary objective of requiring that management achieve Adjusted EBITDA results that were equal to or better than the prior year performance.
We selected Adjusted EBITDA because it is one of the most important measures in evaluating our operating strength and efficiency. It also reflects our ability to convert revenue into operating profits for stockholders and our progress toward achieving our long-term strategy. It is a key measure used by investors and has a significant effect on our long-term stock price.
For our performance-based restricted stock, Adjusted EBITDA is calculated as noted above under “Annual Performance-based Cash Incentive.” Final calculations of our achievement of the performance measures are subject to adjustment for variances as a result of legislative or regulatory changes, or extraordinary events, unbudgeted acquisitions or divestitures, non-recurring charges, restructuring changes, as well as currency fluctuations, as estimated by management and approved by the compensation committee. We make these adjustments for the same reasons described above under “Annual Performance-based Cash Incentive.”
We made the following performance-based restricted stock grants on March 10, 2023 to our named executive officers, one-third of which will vest on each of the first three anniversaries of the date of grant: Mr. Jabbour 884,174; Mr. Hipsher 353,670; Ms. Gomez 353,670; Mr. Sahai 353,670; and Mr. Reinhardt 221,044. See “— Potential Payments under 2020 Omnibus Incentive Plan” for a discussion of treatment of such awards upon an occurrence of a change in control.
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For information about the grant date fair values of the performance-based stock awards granted to our named executive officers in 2023, see “— Summary Compensation Table.”
WE PROMOTE LONG-TERM STOCK OWNERSHIP FOR OUR EXECUTIVES
We have formal stock ownership guidelines for our named executive officers and members of our board of directors. The guidelines were established to encourage such individuals to hold a multiple of their base salary (or annual retainer) in our common stock and thereby align a significant portion of their own economic interests with those of our stockholders. The guidelines call for the executive to reach the ownership multiple within five years. The guidelines, including those applicable to non-employee directors, are as follows:
Position	Minimum Aggregated Value
CEO	6 × base salary
Officers	2 × base salary
Members of the Board	5 × annual cash retainer
Our named executive officers and our board of directors maintain significant long-term investments in our company. Each of our named executive officers and non-employee directors holdings of our stock significantly exceed these stock ownership guidelines, other than Messrs. Hagerty and Rao (who hold their equity for the benefit of THL), Mr. Jackson and Mses. Alemany and Kliphouse (who joined the board in 2020, 2021 and 2023, respectively). Our directors have five years from the time of their election to our board to satisfy the stock ownership guidelines. Collectively, as reported in the table “Security Ownership of Management and Directors,” our named executive officers and directors beneficially own an aggregate of 39.3 million shares of our common stock as of April 15, 2024, which represents approximately 9% of our outstanding common stock with a value of approximately $391 million based on the closing price of our common stock on that date. The fact that our executives and directors hold such a large investment in our shares is part of our culture and our compensation philosophy. Management’s sizable investment in our shares aligns their economic interests directly with the interests of our stockholders, and their wealth will rise and fall as our share price rises and falls. This promotes teamwork among our management team and strengthens the team’s focus on achieving long-term results and increasing stockholder return.
We provide retirement and other benefits to our U.S. employees under a number of compensation and benefit plans. Our named executive officers generally participate in the same compensation and benefit plans as our other executives and employees. In addition, our named executive officers are eligible to participate in broad-based health and welfare plans. We do not offer “defined benefit” pensions or supplemental executive retirement plans for our named executive officers.
Benefit Plans
401(K) PLAN. We sponsor a defined contribution savings plan that is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the Code), in which all of our employees in the United States, including our named executive officers, are eligible to participate. The plan contains a “cash or deferred arrangement” under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 50% of their eligible compensation, but not more than statutory limits, generally $22,500 in 2023.
A participant could receive the value of their vested account balance upon termination of employment. A participant is always 100% vested in their voluntary contributions. Vesting in matching contributions, if any, occurs following three years of service (or attainment of normal retirement age) based on continued employment.
For information regarding the matching contributions made to our named executive officers in 2023 see “— Summary Compensation Table” under the column “All Other Compensation” and the related footnote.
EMPLOYEE STOCK PURCHASE PLAN. We offer an employee stock purchase plan, or ESPP, through which our executives and employees can purchase shares of our common stock through payroll deductions and through matching employer contributions. Participants in the ESPP may deduct up to 15% of their after-tax base pay. At the end of each calendar quarter, we make a matching contribution to the account of each participant who has been continuously employed by us or a participating subsidiary for the last four calendar quarters if the participant has held the shares purchased in the quarter to which the matching contribution
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relates for at least one year. For employees with more than ten years of service and employees in certain designated leadership roles, including our named executive officers, matching contributions are equal to one-half of the amount contributed during the quarter that is one year earlier than the quarter in which the matching contribution was made. The matching contributions, together with the employee contributions, are used to purchase shares of our common stock on the open market.
HEALTH AND WELFARE BENEFITS. We sponsor various broad-based health and welfare benefit plans for our employees. We provide all our employees, including our named executive officers, with basic life insurance and the option for additional life insurance. The taxable portion of the premiums on company-paid basic life insurance for our named executive officers is reflected below under “— Summary Compensation Table” under the column “All Other Compensation” and related footnote.
OTHER BENEFITS. We provide few perquisites to our executives that are not offered to our employees generally. In general, the perquisites provided are intended to help our executives be more productive and efficient and to protect us and the executive from certain business risks and potential threats. The compensation committee regularly reviews the perquisites provided to our executive officers. Further detail regarding executive perquisites in 2023 can be found in the “— Summary Compensation Table” under the column “All Other Compensation” and the related footnote.
Employment Agreements and Post Termination Compensation and Benefits
We have entered into employment agreements with our named executive officers. These agreements provide us and the executives with certain rights and obligations following a termination of employment. We believe these agreements are necessary to protect our legitimate business interests, as well as to protect the executives in the event of certain termination events. For a discussion of the material terms of these agreements see “— Employment Agreements” below.
Role of Compensation Committee, Compensation Consultant and Executive Officers
Our compensation committee is responsible for reviewing, approving and monitoring all compensation programs for our named executive officers. Our compensation committee is also responsible for administering our annual cash incentives, our Omnibus Incentive Plan and approving individual grants and awards under those plans for our named executive officers.
In connection with our 2023 executive compensation programs, our compensation committee engaged Mercer, an independent compensation consultant and an operating subsidiary of Marsh McLennen (Marsh), to conduct an annual review of our compensation programs for our named executive officers and other key executives and our board of directors. Mercer was selected, and its fees and terms of engagement were approved, by our compensation committee. Mercer reported directly to the compensation committee. For 2023, Marsh received aggregate fees from the Company of $492,659, of which $62,923 was for executive compensation work for the compensation committee, and $422,959 was for other services performed by Mercer, and $6,777 was for services performed by Marsh. In April 2024, the compensation committee reviewed the independence of Mercer in accordance with the rules of the NYSE regarding the independence of consultants to the compensation committee, and affirmed the consultant’s independence.
In February 2023, our Chief Executive Officer, Mr. Jabbour, made recommendations with respect to the compensation of his direct reports. William P. Foley, II, our Executive Chairman, made recommendations with respect to Mr. Jabbour’s compensation. In addition, Colleen Haley, our Corporate Secretary, coordinated with our compensation committee members and Mercer in preparing the committee’s meeting agendas and, at the direction of the committee, assisted Mercer in gathering our financial information and information on our executives’ existing compensation arrangements for inclusion in Mercer’s reports to our compensation committee. Our executive officers do not make recommendations to our compensation committee with respect to their own compensation.
While our compensation committee carefully considers the information provided by, and the recommendations of, Mercer and the individuals who participate in the compensation process, our compensation committee retains complete discretion to accept, reject or modify any compensation recommendations.
To assist our compensation committee, Mercer conducts marketplace reviews of the compensation we pay to our executive officers. It gathers marketplace compensation data on total compensation, which consists of annual salary, annual incentives, long-term incentives, executive benefits, executive ownership levels, overhang and dilution from our Omnibus Incentive Plan, pay mix and other key statistics. This data is collected and analyzed twice during the year, once in the first quarter and again in the fourth quarter. The marketplace compensation data provides a point of reference for our compensation committee, but our compensation committee ultimately makes subjective compensation decisions based on all of the factors described above.
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The compensation committee compares our executive compensation program to a group of companies that are comparable in terms of size and industry, or peer group. The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements (current or proposed), understanding compensation trends among comparable companies, and reviewing other compensation and governance-related topics that may arise during the course of the year. The primary factors used to select the peer group were revenue (with peer group companies’ revenue ranging from approximately 1/2 to 3 times our projected 2023 revenue), market capitalization, EBITDA, industry focus, geographic footprint and business model.
The fiscal year 2023 peer group consisted of the following 12 companies:
• Intercontinental Exchange, Inc.	• Tyler Technologies, Inc.
• Thompson Reuters Corporation	• MSCI Inc.
• Fair Isaac Corporation	• Factset Research System Inc.
• Moody’s Corporation	• Costar Group, Inc.
• Equifax Inc.	• Morningstar, Inc.
• TransUnion	• Verisk Analytics, Inc.
The revenue range of these companies at that time was between approximately $1.5 billion and $7.4 billion. This compares to our 2023 revenue estimate at that time of about $2.2 billion.
The marketplace compensation information in this discussion is not deemed filed or a part of this compensation discussion and analysis for certification purposes.
Establishing Executive Compensation Levels
We operate in a highly competitive industry and compete with our peers and competitors to attract and retain highly skilled executives within that industry. To attract and retain talented executives with the leadership abilities and skills necessary for building long-term value, motivate our executives to perform at a high level and reward outstanding achievement, our executives’ compensation levels are set at levels that our compensation committee believes to be competitive in our market. When determining the value of the base salary and cash and equity incentives that each of our named executive officers would receive, our compensation committee considered a number of important qualitative and quantitative factors including:
•
The executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our performance;

•
The business environment and our business objectives and strategy;

•
The executive’s ability to impact our achievement of the goals for which the compensation program was designed, including achieving our long-term financial goals, increasing investor value and achieving cost savings and efficiencies following an acquisition; and

•
Whether corporate governance and regulatory factors related to executive compensation, including discouraging our named executive officers from taking unnecessary risks.

Our compensation decisions are not formulaic, and the members of our compensation committee did not assign precise weights to the factors listed above. Our compensation committee utilized their individual and collective business judgment to review, assess and approve compensation for our named executive officers. Following consideration of the marketplace compensation information and the qualitative and quantitative factors discussed above, the compensation committee determined to set Messrs. Hipsher’s, Sahai’s and Ms. Gomez’s 2023 total direct compensation (consisting of base salaries, annual performance-based cash incentives and long-term equity incentives) near the 75th percentile of the peer group data and set Mr. Reinhardt’s total direct compensation above the 75th percentile, with base salaries falling between the 25th and 50th percentiles. This approach aligns with our philosophy of emphasizing variable performance-based compensation over fixed compensation.
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In determining the total compensation for Mr. Jabbour in 2023, our compensation committee considered his valuable leadership skills, long-term focus on the development and execution of our strategic goals and his critical role and responsibilities as our Chief Executive Officer. Our compensation committee determined that Mr. Jabbour’s overall compensation in 2023 should be heavily weighted toward performance-based long-term incentive awards, which comprised 88.5% of Mr. Jabbour’s total direct compensation, in order to create a strong link between the ultimate value of his compensation to the long-term performance of our stock in order to incentivize continued execution of our strategic plan and align his interests with those of our shareholders. As a result, Mr. Jabbour’s 2023 total direct compensation fell closer to the 50th percentile of the peer group data, with his base salary and target to maximum total cash (which includes base salary and annual performance-based cash incentives) falling below the 25th percentile of the peer group data.
Hedging and Pledging Policy
In order to more closely align the interests of our directors and executive officers with those of our stockholders and to protect against inappropriate risk taking, we maintain a hedging and pledging policy, which prohibits our executive officers and directors from taking any of the following actions without obtaining approval from our board of directors: engaging in hedging or monetization transactions with respect to our securities, engaging in short-term or speculative transactions in our securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct or holding Company securities in margin accounts or pledging them as collateral for loans.
Clawback Policy
In compliance with SEC requirements and NYSE listing standards, our compensation committee adopted a policy in October 2023 to clawback and recover incentive-based compensation erroneously paid to and received by our executive officers if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. Under the policy, in the event of such a restatement, we will clawback any incentive-based compensation paid during the preceding three-year period to the extent it would have been lower had the compensation been based on the restated financial results. No clawbacks were made in 2023.
Tax and Accounting Considerations
Our compensation committee considers the impact of tax and accounting treatment when determining executive compensation.
Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers. While our compensation committee considers the deductibility of compensation as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes.
Our compensation committee also considers the accounting impact when structuring and approving awards. We account for share-based payments in accordance with ASC Topic 718, which governs the appropriate accounting treatment of share-based payments under GAAP.
2023 STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION
At our 2023 annual meeting of stockholders, we held a non-binding advisory vote, also called a “say-on-pay” vote, on the compensation of our named executive officers as disclosed in the 2023 proxy statement. Although a majority of our stockholders approved our “say-on-pay” proposal, with 54% of the votes cast in favor of the proposal, we were disappointed with this result. Therefore, the compensation committee considered these results, as well as the feedback we received from investors prior to and following our 2023 annual meeting, which informed its compensation decisions. For a description of the feedback we received from investors and the actions we took to address the issues they identified, see the section above titled “2023 Stockholder Engagement and Response.”
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COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE
Richard N. Massey (Chair)
Thomas M. Hagerty
James A. Quella
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Executive Compensation

SUMMARY COMPENSATION TABLE
The following table contains information concerning the cash and non-cash compensation awarded to or earned by our named executive officers for the years indicated.
Name	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Anthony M. Jabbour Chief Executive Officer	2023	250,000	—	10,000,008	—	600,000	453,640	11,303,648
	2022	250,000	—	20,000,017	8,395,255	428,000	166,206	29,239,478
	2021	250,000	271,050	8,000,019	—	855,411	138	9,376,618
Bryan T. Hipsher Chief Financial Officer	2023	500,000	—	4,000,008	—	550,000	169,334	5,219,342
	2022	500,000	—	6,000,010	2,098,814	428,000	86,487	9,113,311
	2021	500,000	160,622	2,250,016	—	700,336	147,695	3,758,670
Virginia G. Gomez President – North America	2023	500,000	—	4,000,008	—	605,000	122,326	5,227,334
	2022	449,358	—	4,750,032	1,469,170	369,836	48,342	7,086,738
Neeraj Sahai President – International	2023	500,000	—	4,000,008	—	605,000	143,842	5,248,850
	2022	500,000	—	7,000,008	2,518,580	986,425	63,396	11,068,409
Joe A. Reinhardt III Chief Legal Officer	2023	500,000	—	2,500,008	—	550,000	127,081	3,677,089
	2022	500,000	—	3,750,018	1,049,410	428,000	62,382	5,789,810
	2021	500,000	120,466	2,250,016	—	664,127	10,408	3,545,018

(1)
Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into our 401(k) plan or ESPP.

(2)
Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of the performance-based restricted stock awards granted to Messrs. Jabbour, Hipsher, Sahai, Reinhardt and Ms. Gomez on March 10, 2023. Performance-based restricted stock awards granted in 2023 are subject to our meeting an Adjusted EBITDA goal and time-based vesting over three years subject to continued employment. Performance conditions under our performance-based restricted stock awards were achieved in the year granted as disclosed above.

(3)
Amounts represent performance-based amounts earned under our Annual Incentive Plan for all executives.

(4)
For 2023, includes matching contributions for the 401(k) and ESPP, accrued cash dividends, life insurance premiums, and, with respect to Mr. Jabbour, also includes the cost of personal aircraft usage. The amount of incremental cost for personal aircraft usage is determined by calculating the hourly variable costs (i.e., fuel, catering, aircraft maintenance, landing and parking fees, crew costs and other miscellaneous costs) for the aircraft, and then multiplying the result by the hours flown for personal use during the year.

Name	401(K) Matching Contributions	Accrued Cash Dividends	ESPP Matching Contributions	Life Insurance Premiums	Personal Aircraft Usage	Total
Anthony M. Jabbour	—	358,274	19,135	258	75,973	453,640
Bryan T. Hipsher	11,550	119,456	38,268	60	—	169,334
Virginia G. Gomez	9,900	112,288	—	138	—	122,326
Neeraj Sahai	11,550	132,064	—	229	—	143,842
Joe A. Reinhardt III	11,550	77,404	37,730	396	—	127,081
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GRANTS OF PLAN-BASED AWARDS
The following table sets forth information concerning awards granted to the named executive officers during the fiscal year ended December 31, 2023.
Name	Grant Date	Award Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards: Target (#)(2)	Aggregate Grant Date Fair Value of Restricted Stock(3)
			Threshold ($)	Target ($)	Maximum ($)
Anthony M. Jabbour Chief Executive Officer	2/9/2023	Annual Incentive Plan	250,000	500,000	1,500,000	—	—
	3/10/2023	Performance-Based Restricted Stock	—	—	—	884,174	10,000,008
Bryan T. Hipsher Chief Financial Officer	2/9/2023	Annual Incentive Plan	250,000	500,000	1,000,000	—	—
	3/10/2023	Performance-Based Restricted Stock	—	—	—	353,670	4,000,008
Virginia G. Gomez President – North America	2/9/2023	Annual Incentive Plan	275,000	550,000	1,100,000	—	—
	3/10/2023	Performance-Based Restricted Stock	—	—	—	353,670	4,000,008
Neeraj Sahai President – International	2/9/2023	Annual Incentive Plan	275,000	550,000	1,100,000	—	—
	3/10/2023	Performance-Based Restricted Stock	—	—	—	353,670	4,000,008
Joe A. Reinhardt III Chief Legal Officer	2/9/2023	Annual Incentive Plan	250,000	500,000	1,000,000	—	—
	3/10/2023	Performance-Based Restricted Stock	—	—	—	221,044	2,500,008

(1)
Amounts reflect potential payments to be made under our Annual Incentive Plan for fiscal 2023. The amounts shown in the Threshold column reflect the amount payable if the threshold level of performance is achieved, which is 50% of the target amount shown in the Target column. The amount shown in the Maximum column is 200% of such target amount for each executive other than Mr. Jabbour, for whom it is 300% of his target amount. Target amounts, as a percentage of base salary, for each of our named executive officers under our Annual Incentive Plan are as follows: Mr. Jabbour 200%; Mr. Hipsher 100%; Ms. Gomez 110%, Mr. Sahai 110% and Mr. Reinhardt 100%.

(2)
Amounts represent the number of shares of performance-based restricted stock granted on March 10, 2023 under our Omnibus Incentive Plan, which are subject to our meeting an Adjusted EBITDA goal. No amounts are earned under the award if the Adjusted EBITDA goal is not met. If the Adjusted EBITDA goal is met or exceeded, the target number of shares is earned, subject to continued employment. As discussed above under “Performance-based Restricted Stock”, we exceeded our Adjusted EBITDA goal of $863.5 million for the period of January 1, 2023 to December 31, 2023 (Adjusted EBITDA, as adjusted for purposes of the awards, of $892.2 million was achieved for this period).

(3)
For performance-based restricted stock awards, Grant Date Fair Value is based on the closing stock price on the date of grant. For details on how we determined the grant date fair values, see Note 12 to our audited consolidated financial statements included in the 2023 Annual Report on Form 10-K filed on February 22, 2024.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table sets forth certain information with respect to outstanding equity awards held by our named executive officers at December 31, 2023.
Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares Awarded That Have Not Vested (#)(2)	Market Value of Shares Awarded That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number Of Unearned Shares That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(3)
Anthony M. Jabbour Chief Executive Officer	06/30/2020	920,000	—	22.00	06/30/2027	—	—	—	—
	03/10/2021	—	—	—	—	121,158	1,417,549	—	—
	03/10/2022	—	—	—	—	402,092	4,704,476	—	—
	08/05/2022	—	1,547,988	15.89	08/05/2032	—	—	—	—
	08/05/2022	—	—	—	—	419,552	4,908,758	—	—
	03/10/2023	—	—	—	—	—	—	884,174	10,344,836
Bryan T. Hipsher Chief Financial Officer	06/30/2020	200,000	—	22.00	06/30/2027	—	—	—	—
	03/10/2021	—	—	—	—	34,076	398,689	—	—
	03/10/2022	—	—	—	—	140,732	1,646,564	—	—
	08/05/2022	—	386,997	15.89	08/05/2032	—	—	—	—
	08/05/2022	—	—	—	—	104,888	1,227,190	—	—
	03/10/2023	—	—	—	—	—	—	353,670	4,137,939
Virginia G. Gomez President — North America	06/30/2021	—	—	—	—	38,996	456,253	—	—
	03/10/2022	—	—	—	—	80,419	940,902	—	—
	06/30/2022	—	—	—	—	44,356	518,965	—	—
	08/05/2022	—	270,898	15.89	08/05/2032	—	—	—	—
	08/05/2022	—	—	—	—	73,422	859,037	—	—
	03/10/2023	—	—	—	—	—	—	353,670	4,137,939
Neeraj Sahai President – International	06/30/2020	185,000	—	22.00	06/30/2027	—	—	—	—
	03/10/2021	—	—	—	—	45,434	531,578	—	—
	03/10/2022	—	—	—	—	160,837	1,881,793	—	—
	08/05/2022	—	464,397	15.89	08/05/2032	—	—	—	—
	08/05/2022	—	—	—	—	125,866	1,472,632	—	—
	3/10/2023	—	—	—	—	—	—	353,670	4,137,939
Joe A. Reinhardt III Chief Legal Officer	06/30/2020	175,000	—	22.00	06/30/2027	—	—	—	—
	03/10/2021	—	—	—	—	34,076	398,689	—	—
	03/10/2022	—	—	—	—	100,524	1,176,131	—	—
	08/05/2022		193,499	15.89	08/05/2032	—	—	—	—
	08/05/2022	—	—	—	—	52,444	613,595	—	—
	03/10/2023	—	—	—	—	—	—	221,044	2,586,215

(1)
The options were granted under the 2020 Omnibus Incentive Plan and one-third of the awards vest on each of the first three anniversaries of the date of grant, subject to continued service. The August 2022 options are subject to an exercise condition that the options only become exercisable if the trading price of the Company’s common stock on NYSE has achieved a 20% increase from the Company’s closing price on the date of grant. This 20% increase must occur on any 20 trading days within any 30-day trading window during the term of the options. As of December 31, 2023, the exercise condition has not been met.

(2)
One-third of the restricted stock awards vest on each of the first three anniversaries of the date of grant.

(3)
The market value was determined using $11.70, the closing market price as of December 29, 2023.

(4)
With respect to performance-based restricted stock awards granted on March 10, 2023, one-third of the awards vest on each of the first three anniversaries of the date of grant, subject to (i) our achievement of Adjusted EBITDA of $863.5 million for the period of January 1, 2023 to December 31, 2023 (Adjusted EBITDA, as adjusted for purposes of the awards, of $892.2 million was achieved for this period), and (ii) the continued service of the award holder.

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STOCK VESTED
The following table sets forth information concerning vesting of time- and performance-based restricted stock awards granted under our 2020 Omnibus Incentive Plan. No options were exercised by our named executive officers in 2023.
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Anthony M. Jabbour Chief Executive Officer	531,977	6,111,059
Bryan T. Hipsher Chief Financial Officer	156,886	1,797,980
Virginia G. Gomez President – North America	138,094	1,594,268
Neeraj Sahai President – International	188,784	2,163,466
Joe A. Reinhardt III Chief Legal Officer	110,559	1,262,222
EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS
We are party to employment agreements with each of our named executive officers. The material terms of these agreements are summarized below. Additional information regarding post termination benefits provided under these employment agreements and other agreements can be found under “— Potential Payments Upon Termination or Change in Control” below.
Anthony M. Jabbour
We entered into a three-year employment agreement with Mr. Jabbour, effective February 8, 2019, to serve as our Chief Executive Officer, with a provision for automatic annual extensions beginning on February 8, 2020 and continuing thereafter unless either party provides timely notice that the term should not be extended. The employment agreement, as amended on February 20, 2024, provides that we will pay Mr. Jabbour a base salary of no less than $1,000,000 per year, and that Mr. Jabbour is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan, with amounts payable depending on performance relative to targeted results. Mr. Jabbour’s target bonus is set at 200% of his base salary, with a maximum of up to 600% of his base salary. Mr. Jabbour’s employment agreement also provides that, in the event we are sold during the employment term and/or outperform our financial projections in any calendar year, Mr. Jabbour is eligible to receive a discretionary bonus in an amount determined by the compensation committee. Mr. Jabbour is entitled to the benefits we provide to our other employees generally.
In addition, Mr. Jabbour’s employment agreement provides that he is eligible to participate in our equity incentive plan, any future equity incentive plans and any future cost savings plan.
Mr. Jabbour’s employment agreement also provides that, if any payments or benefits to be paid to Mr. Jabbour pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Code, then Mr. Jabbour may elect for such payments to be reduced so that no such excise tax will be imposed; and that if Mr. Jabbour does not elect to have such payments so reduced, Mr. Jabbour is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross up payment under his employment agreement.
Mr. Jabbour’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under “— Potential Payments Upon Termination or Change in Control” below.
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Bryan T. Hipsher
We entered into a three-year employment agreement with Mr. Hipsher, effective February 8, 2019, to serve as our Chief Financial Officer, with a provision for automatic annual extensions beginning on February 8, 2021 and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Mr. Hipsher’s minimum annual base salary is $425,000 and Mr. Hipsher is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan, with amounts payable depending on performance relative to targeted results. Mr. Hipsher’s target bonus is set at 100% of his base salary, with a maximum of up to 200% of his base salary. Mr. Hipsher is entitled to the benefits we provide to our other employees generally.
In addition, Mr. Hipsher’s employment agreement provides that he is eligible to participate in our equity incentive plan, any future equity incentive plans and any future synergy plans.
Mr. Hipsher’s employment agreement also provides that, if any payments or benefits to be paid to Mr. Hipsher pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Code, then Mr. Hipsher may elect for such payments to be reduced so that no such excise tax will be imposed; and that if Mr. Hipsher does not elect to have such payments so reduced, Mr. Hipsher is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross up payment under his employment agreement.
Mr. Hipsher’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under “— Potential Payments Upon Termination or Change in Control” below.
Virginia G. Gomez
We entered into a three-year employment agreement with Ms. Gomez, effective September 23, 2022, to serve as our President — North America, with a provision for automatic annual extensions beginning on September 23, 2025 and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Ms. Gomez’s minimum annual base salary is $500,000 and Ms. Gomez is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan, with amounts payable depending on performance relative to targeted results. Ms. Gomez’s minimum target bonus is set at 100% of her base salary, with a maximum of up to 200% of her base salary. Ms. Gomez is entitled to the benefits we provide to our other employees generally.
In addition, Ms. Gomez’s employment agreement provides that she is eligible to participate in our equity incentive plan and any future equity incentive plans.
Ms. Gomez’s employment agreement also provides that, if any payments or benefits to be paid to Ms. Gomez pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Code, then Ms. Gomez may elect for such payments to be reduced so that no such excise tax will be imposed; and that if Ms. Gomez does not elect to have such payments so reduced, Ms. Gomez is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross up payment under her employment agreement.
Ms. Gomez’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under “— Potential Payments Upon Termination or Change in Control” below.
Neeraj Sahai
We entered into a three-year employment agreement with Mr. Sahai, effective June 1, 2022, to serve as our President — International, with a provision for automatic annual extensions beginning on June 1, 2025 and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Mr. Sahai’s minimum annual base salary is $500,000 and Mr. Sahai is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan, with amounts payable depending on performance relative to targeted results. Mr. Sahai’s minimum target bonus is set at 110% of his base salary (target Annual Bonus Opportunity), with a maximum of up to 200% of his target Annual Bonus Opportunity. Mr. Sahai is entitled to the benefits we provide to our other employees generally.
In addition, Mr. Sahai’s employment agreement provides that he is eligible to participate in our equity incentive plan, any future equity incentive plans and any future synergy plans.
Mr. Sahai’s employment agreement also provides that, if any payments or benefits to be paid to Mr. Sahai pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Code, then Mr. Sahai may elect
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for such payments to be reduced so that no such excise tax will be imposed; and that if Mr. Sahai does not elect to have such payments so reduced, Mr. Sahai is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross up payment under his employment agreement.
Mr. Sahai’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under “— Potential Payments Upon Termination or Change in Control” below.
Joe A. Reinhardt III
We entered into a three-year employment agreement with Mr. Reinhardt, effective February 8, 2019, to serve as our Chief Legal Officer, with a provision for automatic annual extensions beginning on February 8, 2021 and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Mr. Reinhardt’s minimum annual base salary is $500,000 and Mr. Reinhardt is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan, with amounts payable depending on performance relative to targeted results. Mr. Reinhardt’s target bonus is set at 100% of his base salary, with a maximum of up to 200% of his base salary. Mr. Reinhardt is entitled to the benefits we provide to our other employees generally.
In addition, Mr. Reinhardt’s employment agreement provides that he is eligible to participate in our equity incentive plan, any future equity incentive plans and any future synergy plans.
Mr. Reinhardt’s employment agreement also provides that, if any payments or benefits to be paid to Mr. Reinhardt pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Code, then Mr. Reinhardt may elect for such payments to be reduced so that no such excise tax will be imposed; and that if Mr. Reinhardt does not elect to have such payments so reduced, Mr. Reinhardt is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross up payment under his employment agreement.
Mr. Reinhardt’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under “— Potential Payments Upon Termination or Change in Control” below.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
In this section, we discuss the nature and estimated value of payments and benefits we would provide to each of our named executive officers in the event of termination of employment (including in connection with a change in control). The amounts described in this section reflect amounts that would have been payable under (i) our plans, and (ii) where applicable with respect to the named executive officers, their employment agreements if their employment had terminated on December 31, 2023.
For the named executive officers, the types of termination situations include a voluntary termination by the executive, with or without good reason, a termination by us either for cause or not for cause and termination in the event of disability or death. Our named executive officers are not parties to any arrangement pursuant to which they receive cash payments or other benefits upon a change in control, except with respect to the acceleration of equity awards described under “— Estimated Equity Payments Upon Termination of Employment or Change in Control” below. The actual payments and benefits that would be provided upon a termination of employment would be based on the named executive officers’ compensation and benefit levels at the time of the termination of employment and the value of accelerated vesting of equity awards would be dependent on the value of our common stock on the date of termination.
For each type of employment termination, the named executive officers would be entitled to benefits that are available generally to our domestic salaried employees, such as distributions under our 401(k) savings plan, certain disability benefits and accrued vacation. We have not described or provided an estimate of the value of any payments or benefits under plans or arrangements that do not discriminate in scope, terms or operation in favor of a named executive officer and that are generally available to all salaried employees.
Potential Payments under 2020 Omnibus Incentive Plan
In addition to the post termination rights and obligations set forth in the employment and award agreements and other agreements, our 2020 Omnibus Incentive Plan provides for the potential acceleration of vesting and/or payment of equity awards in connection with a change in control. Under our 2020 Omnibus Incentive Plan, except as otherwise provided in a
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participant’s award agreement, upon the occurrence of a change in control (as defined therein), unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges:
OPTIONS AND STOCK APPRECIATION RIGHTS (SARS): If we are the surviving entity or the surviving entity assumes or issues substitute awards for the outstanding options and SARs granted under the 2020 Omnibus Incentive Plan, such outstanding options and SARs will continue to be governed by their respective terms (except that, with respect to the August 2022 stock option awards, the exercisability condition will be deemed to have been met). If a participant is terminated without Cause or resigns for Good Reason (each as defined in the 2020 Omnibus Incentive Plan) within two years following the change in control, then such participant’s unvested options and/or SARs will become fully vested and remain exercisable until the first to occur of three months following the date of such termination (or such later date as is set forth in the applicable award agreement) and the original expiration date. If we are not the surviving entity and the surviving entity neither assumes nor issues substitute awards for outstanding options and SARs granted under the 2020 Omnibus Incentive Plan, each option and SAR will become fully vested and cancelled in exchange for a cash payment equal to (i) the excess of the fair market value of the shares subject to the award immediately prior to the change in control over the exercise or base price per share, multiplied by (ii) the number of shares subject to the award.
AWARDS NOT SUBJECT TO PERFORMANCE-BASED VESTING: If we are the surviving entity or the surviving entity assumes or issues substitute awards for outstanding awards granted under the 2020 Omnibus Incentive Plan that are not subject to performance-based vesting (other than options or SARs), such outstanding awards will continue to be governed by their respective terms. If a participant is terminated without Cause or resigns for Good Reason (each as defined in the 2020 Omnibus Incentive Plan) within two years following the change in control, then such participant’s unvested awards will become fully vested. If we are not the surviving entity and the surviving entity neither assumes nor issues substitute awards for outstanding awards granted under the 2020 Omnibus Incentive Plan that are not subject to performance-based vesting (other than options or SARs), each award will become fully vested and cancelled in exchange for a cash payment equal to the fair market value of the shares subject to the award immediately prior to the change in control multiplied by the number of such shares.
AWARDS SUBJECT TO PERFORMANCE-BASED VESTING: Each award with performance-based vesting conditions under the 2020 Omnibus Incentive Plan will be converted into a time-based vesting award at target (if applicable), without proration, and will continue to vest as though such award had originally been granted subject to time-based vesting with a restricted period equal in length to the performance period of such award, subject to accelerated vesting upon a termination without Cause or resignation for Good Reason as described above.
Potential Payments under Employment Agreements and other Arrangements
As discussed above, we have entered into employment agreements with each of our named executive officers. The agreements contain provisions for the payment of severance benefits following certain termination events. Below is a summary of the payments and benefits that the named executive officers would receive in connection with various employment termination scenarios.
Termination without Cause or by the Executive for Good Reason
Under the terms of each employment agreement, if the executive’s employment is terminated by us for any reason other than for cause (as defined in the applicable employment agreement) and not due to death or disability, or by the executive for good reason (as defined in the applicable employment agreement), subject to the executive’s execution of a valid and effective release of claims in favor of the Company if requested by us, then the executive is entitled to receive:
•
Any accrued obligations, which includes any earned but unpaid base salary and unpaid annual bonus payments relating to the prior year and any unpaid expense reimbursements;

•
A prorated annual bonus based on the actual incentive the named executive officer would have earned for the year of termination;

•
A lump sum payment equal to a percentage (250% in the case of Mr. Jabbour and 200% in the case of Mr. Hipsher, Ms. Gomez, Mr. Sahai and Mr. Reinhardt) of the sum of the executive’s (a) annual base salary and (b) the target bonus opportunity in the year in which the termination of employment occurs;

•
Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA) coverage (so long as the executive pays the premiums) for a period of eighteen months (three years in the case of Mr. Jabbour) or, if earlier, until eligible for comparable

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benefits from another employer, plus a lump sum cash payment equal to the sum of eighteen monthly COBRA premium payments (36 monthly COBRA premium payments in the case of Mr. Jabbour);
•
In the case of Mr. Jabbour, the right to convert any life insurance provided by us into an individual policy, plus a lump sum cash payment equal to 36 months of premiums; and

•
In the case of Mr. Jabbour, all stock option, restricted stock, and other equity-based incentive awards granted by us that were outstanding but not vested as of the date of termination shall become immediately vested and/or payable.

Termination Due to Death or Disability
Per the employment agreements, if the executive’s employment terminates due to death or disability, we will pay the executive, or the executive’s estate:
•
Any accrued obligations;

•
A prorated annual bonus based on the fraction of the year the executive was employed; and

•
All stock option, restricted stock and other equity-based incentive awards granted by us that were outstanding, but not vested as of the date of termination, shall become immediately vested and/or payable.

Termination for Cause or by the Executive without Good Reason
If the executive’s employment is terminated by us for cause or by the executive without good reason our only obligation is the payment of any accrued obligations.
Estimated Cash Severance Payments Upon Termination of Employment
Our estimate of the cash severance amounts that would be provided to the named executive officers assumes that their employment terminated on December 31, 2023.
The table below includes the cash severance payment amounts that would have been payable to each our named executive officer in the event of a termination of employment by us not for cause or a termination by the executive for good reason pursuant to their employment agreements. Upon a termination of the executives’ employment due to death or disability, the executives would receive any accrued obligations.
Reason For Termination Payment	Jabbour	Hipsher	Gomez	Sahai	Reinhardt
Termination by Company Without Cause (Including upon a Change in Control)	$2,543,389	$2,584,022	$2,743,427	$2,731,696	$2,588,427
Termination by Employee for Good Reason (Including upon a Change in Control)	$2,543,389	$2,584,022	$2,743,427	$2,731,696	$2,588,427
Death	$500,000	$500,000	$550,000	$550,000	$500,000
Disability	$500,000	$500,000	$550,000	$550,000	$500,000
Estimated Equity Payments Upon Termination of Employment or Change in Control
As disclosed in the Outstanding Equity Awards at Fiscal Year End table, each named executive officer had outstanding vested and unvested options and shares of restricted stock as of December 31, 2023.
The table below includes the estimated values of option awards and restricted shares held by the named executive officers that would vest upon (i) a change of control (as defined in the 2020 Omnibus Incentive Plan), or (ii) termination of their employment due to death or disability (or in the case of Mr. Jabbour, termination by the company without cause or by Mr. Jabbour for good reason). Amounts were calculated by multiplying the number of unvested shares of our common stock by the closing market price of $11.70 as of December 29, 2023. As of December 31, 2023, the option awards held by the named executive officers were out of the money. Our estimate of the value of option awards and restricted stock awards that would vest assumes that a change of control or, as applicable, a termination of employment occurred on December 31, 2023.
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Estimated Value of Equity Awards That Would Vest	Jabbour	Hipsher	Gomez	Sahai	Reinhardt
Termination by Company Without Cause	$21,375,619	—	—	—	—
Termination by Employee for Good Reason	$21,375,619	—	—	—	—
Death	$21,375,619	$7,410,382	$6,913,097	$8,023,942	$4,774,630
Disability	$21,375,619	$7,410,382	$6,913,097	$8,023,942	$4,774,630
Change in Control	$21,375,619	$7,410,382	$6,913,097	$8,023,942	$4,774,630
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal year 2023, the compensation committee was composed of Richard N. Massey (Chair), Thomas M. Hagerty and James A. Quella. No member of the compensation committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2023. Mr. Hagerty and Mr. Quella were not a party to any disclosable related party transaction involving the Company in 2023. Transactions with the Company in which Mr. Massey may have had an indirect interest are disclosed below under “Certain Relationships and Related Person Transactions.” During fiscal year 2023, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the board of directors or compensation committee of the Company.
DISCUSSION OF OUR COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT
We reviewed our compensation policies and practices for all employees including our named executive officers, and determined that our compensation programs are not reasonably likely to have a material adverse effect on our company. In conducting the analysis, we reviewed the structure of our executive, non-officer, sales incentive programs and performance-based restricted stock, performance-based restricted stock unit (for our international employees) and non-qualified stock option awards and the internal controls and risk mitigation processes that are in place for each program. We also reviewed data compiled across our North America, International and Corporate operations relative to Adjusted Revenues, Adjusted EBITDA, compensation expense and incentive program expenses (including as a percentage of Adjusted Revenues).
We believe that several design features of our executive compensation program mitigate risk. We set base salaries at levels that provide our employees with assured cash compensation that is appropriate to their job duties and level of responsibility and that, when taken together with incentive awards, motivate them to perform at a high level without encouraging inappropriate risk taking to achieve a reasonable level of secure compensation.
With respect to our executives’ incentive opportunities, we believe that our use of measurable corporate financial performance goals, multiple performance levels and minimum, target and maximum achievable payouts, together with the compensation committee’s discretion to reduce awards, serve to mitigate excessive risk taking. The risk of overstatement of financial figures to which incentives are tied is mitigated by our compensation committee’s review and approval of the awards and internal and external review of our financial results. We also believe that our use of multi-year vesting schedules in our long-term incentive awards, as well as our executive stock ownership guidelines that strongly promote long-term stock ownership, encourage recipients to deliver incremental value to our stockholders and aligns their interests with our sustainable long-term performance, thereby mitigating risk.
2023 CEO PAY RATIO
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO and the annual total compensation of our employees for 2023 (our CEO pay ratio). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the rule’s flexibility, the method we used to determine the median employee may be different from our peers, so the ratios may not be comparable.
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Methodology for Determining Our Median Employee.
For purposes of the CEO pay ratio disclosure, we are required to identify a median employee based on our worldwide workforce, without regard to their location, compensation arrangements, or employment status (full-time versus part-time). The median employee is determined by identifying the employee whose compensation is at the median of the compensation of our employee population (other than our CEO). The following outlines the methodology, material assumptions, and estimates used to determine the median employee for 2023:
EMPLOYEE POPULATION: We determined that, as of December 31, 2021, the date we selected to identify the median employee, our employee population consisted of approximately 6,300 individuals working for the Company.
COMPENSATION MEASURE USED TO IDENTIFY THE MEDIAN EMPLOYEE: Given the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of our employees to identify the median employee, rather than using annual total compensation, we selected annualized base salary and target cash incentive / commission compensation for 2021 as the compensation measure.
We did not make any cost-of-living adjustments in identifying the median employee.
The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2023 was 110 to 1. This ratio was based on the following:
•
The annual total compensation of our CEO for 2023, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, was $11,303,648.

•
The median of the annual total compensation of all employees (other than our CEO), determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, was $102,728.

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our principal executive officer (PEO) and the other named executive officers (NEOs) and certain financial performance metrics of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the compensation committee aligns executive compensation with the Company’s performance, refer to “Executive Compensation — Compensation Discussion and Analysis.”
	Summary Compensation Table Total for PEO (Anthony M. Jabbour) ($)(1)	Compensation Actually Paid to PEO (Anthony M. Jabbour) ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (millions) ($)(7)	Adjusted EBITDA (millions) ($)(8)
Year					Total Stockholder Return (%)(5)	Peer Group Total Stockholder Return (%)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	11,303,648	10,504,196	4,843,154	4,656,066	(45.45)%	63.70%	(47.0)	892.2
2022	29,239,478	10,511,190	9,375,299	5,999,002	(43.82)%	1.60%	(2.3)	863.5
2021	9,376,618	(2,603,213)	4,575,080	(2,948,505)	(7.64)%	57.17%	(71.7)	847.1
2020	7,034,215	16,601,539	4,626,788	7,992,605	13.18%	24.34%	(14.5)	400.2

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Jabbour, our PEO, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Jabbour, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid

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to Mr. Jabbour during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Jabbour’s total compensation to determine the compensation actually paid for 2023:
Year	Reported Summary Compensation Table Total for PEO (Anthony M. Jabbour) ($)	Exclusion Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO (Anthony M. Jabbour) ($)
2023	11,303,648	(10,000,008)	9,200,556	10,504,196

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table.

(b)
The equity award adjustments includes the addition (or subtraction, as applicable) of the following, as applicable: (i) the year-end fair value of any equity awards granted that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested or, in the case of our non-qualified stock options granted in 2022, that are not exercisable because they are underwater and/or the exercisability condition has not been achieved, as of the end of the year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the current year, an amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the current year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) excludes the dollar value of any accrued cash dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date since they are included in the all other component of total compensation for the applicable year. The valuation assumptions used to calculate fair value did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Year for PEO (Anthony M. Jabbour) ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments for PEO (Anthony M. Jabbour) ($)
2023	10,344,836	(734,368)	—	(409,912)	—	—	9,200,556

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for our NEOs other than our PEO as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows:

Year	Non-PEO NEOs
2023	Messrs. Hipsher, Sahai, Reinhardt and Ms. Gomez
2022	Messrs. Foley, Hipsher, Sahai and Ms. Gomez
2021	Messrs. Hipsher, Reinhardt and Dr. Daffron (until May 27, 2021)
2020	Messrs. Hipsher, Reinhardt and Dr. Daffron

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to all NEOs other than our PEO as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to all NEOs other than our PEO as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for all NEOs other than our PEO as a group to determine the compensation actually paid for 2023, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments ($)(a)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2023	4,843,154	(3,625,008)	3,437,920	4,656,066
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(a)
The amounts deducted or added in calculating the total average equity award adjustments for all NEOs other than our PEO are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in Year for All Other NEOs ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2023	3,750,008	(188,909)	—	(123,179)	—	—	3,437,920

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment beginning on the date of the Company’s first dividend payment and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning date of the measurement period was July 1, 2020 and the date of our first dividend payment was September 22, 2022.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P North American Technology Sector Index.

(7)
The dollar amounts reported represent the Net Income (Loss) for each corresponding fiscal year.

(8)
The dollar amounts reported represent the Adjusted EDBITDA for each corresponding fiscal year. Adjusted EBITDA is calculated as Net income (Loss) attributable to Dun & Bradstreet adjusted to exclude certain income statement items including, (i) depreciation and amortization; (ii) interest expense and income; (iii) income tax provision or benefit; (iv) equity-based compensation; (v) exit costs, impairments, and other charges; (vi) transition costs primarily consisting of non-recurring expenses associated with transformational and integration activities, as well as incentive expenses associated with our synergy program; (vii) equity in net income of affiliates; (viii) net income attributable to non-controlling interests; (ix) merger, acquisition and divestiture-related costs; (x) other expenses and income — net; and (xi) other adjustments primarily related to non-recurring charges such as legal expense associated with significant legal and regulatory matters.

Tabular List of Financial Performance Measures
As described in greater detail in “Executive Compensation — Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•
Adjusted Revenue

•
Adjusted EBITDA

•
Adjusted EPS

Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation — Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The Company utilizes three financial performance measures to align executive compensation with Company performance, one of which, Adjusted EBITDA, is presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following information concerning the relationships between information presented in the Pay versus Performance table.
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Compensation Actually Paid and Cumulative TSR
Compensation Actually Paid and Net Income (Loss)
While the Company does not use Net Income (Loss) as a performance measure in the overall executive compensation program, the measure of Net Income (Loss) is correlated with Adjusted EBITDA, which the Company uses when setting goals in the Company’s annual incentive plan and the performance-based restricted stock awards that are granted to the NEOs.
Compensation Actually Paid and Adjusted EBITDA
As described above, Adjusted EBITDA is Net income (Loss) attributable to Dun & Bradstreet adjusted to exclude certain income statement items including, (i) depreciation and amortization; (ii) interest expense and income; (iii) income tax provision or benefit; (iv) equity-based compensation; (v) exit costs, impairments, and other charges; (vi) transition costs primarily consisting of non-recurring expenses associated with transformational and integration activities, as well as incentive expenses associated with our synergy program; (vii) equity in net income of affiliates; (viii) net income attributable to non-controlling interests; (ix) merger,
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acquisition and divestiture-related costs; (x) other expenses and income — net; and (xi) other adjustments primarily related to non-recurring charges such as legal expense associated with significant legal and regulatory matters.
Cumulative TSR of the Company and Cumulative TSR of the Peer Group
As demonstrated by the following graph, the Company’s cumulative TSR over the four-year period presented in the table was (45.45)%, while the cumulative TSR of the peer group presented for this purpose, the S&P North American Technology Sector Index, was 63.70% over the four years presented in the table. While the Company’s cumulative TSR underperformed the S&P North American Technology Sector Index during the four years presented in the table, we have made strong progression toward achievement of our multi-year strategy of transformation and delivered strong financial results, even in the face of known headwinds and a challenging macro-economic environment, through enhancing our existing client relationships, winning new clients in targeted markets, developing innovative solutions, expanding our presence in attractive international markets, disciplined capital allocation and selectively pursuing strategic acquisitions. For more information regarding the Company’s performance and the companies that the compensation committee considers when determining compensation, refer to “Executive Compensation — Compensation Discussion and Analysis.”
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DIRECTOR COMPENSATION
As our Chief Executive Officer, Mr. Jabbour receives no additional compensation for his service as a director. As our Executive Chairman, Mr. Foley receives an annual Chairman cash retainer of $400,000, which is paid quarterly in arrears, and an annual time-based restricted stock award with a grant date fair value of approximately $600,000. In March 2023, we used our Omnibus Incentive Plan to grant annual long-term incentive awards to our executives and directors. Mr. Foley did not receive a performance-based restricted stock award in March 2023, but instead received a time-based restricted stock award of 53,051 shares, which vested 100% on the first anniversary of the date of grant.
In 2023, all directors other than Mr. Foley and Mr. Jabbour received an annual cash retainer of $75,000, payable quarterly. Mr. Jabbour receives no additional compensation for his service as a director. Our audit committee chairman received an additional annual retainer (payable in quarterly installments) of $100,000. We do not pay meeting fees to our directors.
In March 2023, our non-employee directors received a restricted stock award with a grant date fair value of $125,000, with the exception of Ms. Kliphouse who received a grant in August 2023. The restricted stock awards vest on the first anniversary of the date of grant, subject to continued service.
We also reimburse each of our directors for all reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings, as well as with any director education programs they attend relating to their service on our board of directors.
The following table sets forth information concerning the compensation of our directors for the fiscal year ending December 31, 2023.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Ellen R. Alemany	75,000	125,009	2,035	202,044
Douglas K. Ammerman	175,000	125,009	2,035	202,044
Chinh E. Chu	75,000	125,009	2,035	202,044
William P. Foley, II	400,000	600,007	62,211	1,062,218
Thomas M. Hagerty	75,000	125,009	2,035	202,044
Keith J. Jackson	75,000	125,009	2,035	202,044
Kirsten M. Kliphouse	32,405	125,009	1,063	158,477
Richard N. Massey	75,000	125,009	2,035	202,044
James A. Quella	75,000	125,009	2,035	202,044
Ganesh B. Rao	75,000	125,009	2,035	202,044

(1)
Amounts include the cash portion of annual board and committee retainers earned for service as a director in 2023. The amount for Ms. Kliphouse was pro-rated based on her July 26, 2023 election date.

(2)
Amounts shown for all directors represent the grant date fair value of the restricted stock awards granted during 2023. All amounts are computed in accordance with ASC Topic 718. The awards vest in full one year from date of grant. These awards, with the exception of Ms. Kliphouse, were issued on March 10, 2023 and have a per share grant date fair value of $11.31. Ms. Kliphouse’s award was issued on August 4, 2023 and has a per share grant date fair value of $11.76. As of December 31, 2023, with the exception of Mr. Foley and Ms. Kliphouse, the number of restricted stock awards outstanding for each director was 11,053, although Mr. Hagerty and Mr. Rao hold their equity for the benefit of THL. The number of restricted stock awards outstanding for Mr. Foley was 262,827 and for Ms. Kliphouse was 10,630.

(3)
Amounts shown for all directors represent value of cash dividends accrued on shares of restricted stock held by our directors. The cash dividends are subject to the same vesting requirements as the underlying shares of restricted stock to which they relate and will be paid to the director only upon vesting of such restricted shares.

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Proposal No. 3: Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the Exchange Act) and Rule 14a 21(a) promulgated thereunder, we are asking our stockholders to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.
Our compensation committee believes it is important to reward our executives for strong performance and to structure our executive compensation programs in a manner designed to drive continued execution of our strategic objectives, with a particular focus on long- term results, growth and profitability. At the same time, our compensation committee believes it is important to disincentivize our executives from taking unnecessary risks. We believe that our compensation programs promote our success and lead to better financial results, which, in turn, result in better returns for our stockholders.
As described in detail in our “Compensation Discussion and Analysis,” our Company takes a proactive approach to compensation governance. The compensation committee regularly reviews our compensation programs and makes adjustments that it believes are in the best interests of the Company and our investors. As part of this process, our compensation committee reviews compensation trends and considers current best practices, and makes changes in our compensation programs when the committee deems it appropriate, all with the goal of continually improving our approach to executive compensation. We are also committed to hearing and responding to the views of our stockholders.
We currently hold our “say on pay” vote every year. A majority of our stockholders approved our “say on pay” proposal in 2023, with approximately 54% of the votes cast voted in favor of the proposal.
We are committed to hearing and responding to the views of our stockholders, especially in light of results of our 2023 say-on-pay vote. In 2023, our officers met with investors on numerous occasions, both in group and one-on-one settings. At these meetings, our officers discuss a variety of topics, including our operational and stock performance, corporate governance and executive compensation matters. We report and discuss these meetings with our board or applicable board committees, as appropriate.
During June 2023, we reached out to 13 of our top 20 institutional investors (excluding Bilcar, CC Capital, Cannae, THL and Black Knight) requesting to speak with each to discuss executive compensation and governance matters. We spoke with six of those investors, who collectively owned approximately 18% of our outstanding shares, and received their views on various matters, including board diversity and independent director leadership, as well as our executive compensation programs. Our compensation committee chairman, Chief Legal Officer, Corporate Secretary and Corporate Attorney participated in these discussions. The principal observations identified by our stockholders in our 2023 engagement process and our positive steps to address those observations are summarized below:
Observations Identified and Response	Discussion
OBSERVATION: Retention awards for executive officers outsizing peers. RESPONSE: We do not expect to utilize similar retention awards for executive officers in the future.
In August 2022, our compensation committee assessed the critical need to retain our talented senior leadership team, and our named executive officers (including Mr. Foley) in particular, in order to effectively execute on our board’s multi-year strategy and vision of transformation. As a part of this assessment, the compensation committee discussed increased competition and aggressive talent recruitment within our industry and trends in retention strategies among our peer group. Following this assessment, the compensation committee approved one-time awards of non-qualified stock options (with an exercisability condition related to significant growth in our stock price) and performance-based restricted stock to a group of senior leaders in the Company, including each of our named executive officers, with the greatest ability to influence and impact our execution on that strategy and a proven track record of driving long-term stockholder value creation through transformation and growth initiatives.
While the compensation committee believed it was extremely important to issue the retention awards in 2022 in order to retain our highly skilled leaders, we did not utilize similar awards in 2023 and we do not expect to utilize similar awards in the future.

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Observations Identified and Response	Discussion

OBSERVATION:
Performance period for restricted stock awards is only one year.
RESPONSE:
The 2023 performance-based restricted stock awards had a one year EBITDA measurement for fiscal year 2023. Starting with the 2024 grants, they will have three performance periods: Fiscal years 2024, 2025 and 2026.

Our 2024 performance-based restricted stock awards vest ratably on each of the first three anniversaries of the date of grant, subject to the achievement of applicable performance-based restrictions. For our 2024 awards:
•
The first 1/3 of the award will vest only if the Company achieves Adjusted EBITDA of at least $892.0 million in 2024

•
The second 1/3 of the award will vest only if the Company achieves Adjusted EBITDA in 2025 at least equal to the Adjusted EBITDA achieved in 2024

•
The third 1/3 will vest only if the Company achieves Adjusted EBITDA in 2026 at least equal to the Adjusted EBITDA achieved in 2025

If we do not achieve the performance metric in any year, the portion of the award that was subject to achievement of that metric will be forfeited. In other words, there is no “catch-up” to allow a portion of an award to vest in a subsequent year if we fail to achieve the performance metric applicable to that year.

OBSERVATION:
Overlapping performance measures (use of Adjusted EBITDA in both long-term and short-term compensation programs).
RESPONSE:
Our performance measures provide a form of at-risk, performance-based pay that is focused on achievement of critical, objectively measurable, annual financial objectives

We selected Adjusted EBITDA as the performance measure for our long-term and short-term compensation programs because it is one of the most important measures in evaluating our operating strength and efficiency. Adjusted EBITDA also reflects our ability to convert revenue into operating profits for stockholders and our progress toward achieving our long-term strategy. It is a key measure used by investors and has a significant effect on our long-term stock price.
In setting the performance target for our long-term incentive awards, our compensation committee seeks to set a goal for our executives that requires them to achieve results that are better than the prior year. In light of the importance of these awards in the retention of our executives and the design of our long-term incentives so that the award was forfeited if the performance target was not achieved, the committee did not set the performance target for our long-term incentive awards at a level that it considered to be a stretch for our executives.
The committee’s approach in this respect is different than its approach in setting the goals for our annual cash-based incentive. The annual cash-based incentive awards are intended to reward our executives for driving strong performance in the year to which the award relates. Accordingly, the committee sets the minimum, target and maximum performance targets for our annual cash-based incentives at levels that are based upon our budget and are intended to drive superior performance by our executives.

OBSERVATION: Lack of an independent Lead Director. RESPONSE: Designated a highly qualified independent Lead Director in February 2024.
Our board determined it to be useful and appropriate to designate an independent Lead Director to coordinate the activities of the other non-employee directors and to perform such other duties and responsibilities as the board may determine. In February 2024, our board designated Douglas K. Ammerman to serve as our independent Lead Director. Mr. Ammerman has extensive board governance experience and has a deep understanding of our business from serving on our board since the Take-Private Transaction. Mr. Ammerman serves as the Chair of our audit committee and meets the SEC’s heightened independence standards for audit committee service. He provides a clear and independent voice on the board that appropriately balances our leadership structure. As our independent Lead Director, Mr. Ammerman’s responsibilities include coordination of the activities of our non-employee directors, presiding at executive sessions, participating in agenda setting, and participating in stockholder engagement activities.
For a description of the responsibilities of our independent Lead Director, see the section above titled “Board Leadership Structure.”

OBSERVATION: Board gender diversity RESPONSE: Elected a qualified female director to our board in 2023, resulting in two female directors serving on our board.	In July 2023, Ms. Kirsten M. Kliphouse was elected to our board and she was appointed to our audit committee in October 2023. Ms. Kliphouse is a highly qualified independent director with strong technology industry, business development, product innovation and cybersecurity experience.
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We ask our stockholders to vote on the following resolution at the annual meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and Executive and Director Compensation section of the 2024 proxy statement, the 2023 Summary Compensation Table and the other related tables and disclosure.”
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Approval of this resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. However, as this is an advisory vote, the results will not be binding on the Company, the board or the compensation committee, and will not require us to take any action. The final decision on the compensation of our named executive officers remains with our compensation committee and the board, although the compensation committee and the board will consider the outcome of this vote when making compensation decisions.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.
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Proposal No. 4: Ratification of Independent Registered Public Accounting Firm

General Information about KPMG LLP
Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, our audit committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our stockholders. If our stockholders do not ratify the audit committee’s selection, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.
In choosing our independent registered public accounting firm, our audit committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the SEC’s rules on “Auditor Independence,” including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.
Representatives of KPMG LLP are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The audit committee has appointed KPMG LLP to audit the consolidated financial statements of the Company for the 2024 fiscal year. KPMG LLP has continuously acted as the independent registered public accounting firm for the Company commencing with the fiscal year ended December 31, 2019.
For services rendered to us during or in connection with our years ended December 31, 2023 and 2022, we were billed the following fees by KPMG LLP:
	2023	2022
IN THOUSANDS
Audit Fees	$5,183	$4,928
Audit Related Fees	—	$126
Tax Fees	$76	$101
All Other Fees	—	—
AUDIT FEES. Audit fees consisted principally of fees for the audits and other filings related to the Company’s 2023 and 2022 consolidated financial statements, and audits of the Company’s subsidiaries required for regulatory reporting purposes, including billings for out of pocket expenses incurred.
AUDIT RELATED FEES. Audit related fees consisted principally of fees for employee benefit plan audits, including billings for out of pocket expenses incurred.
TAX FEES. Tax fees consisted of tax consulting and compliance services.
ALL OTHER SERVICES. The Company did not incur any other fees in 2023 or 2022.
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Approval of Accountants’ Services
In accordance with the requirements of the Sarbanes Oxley Act of 2002, all audit and audit-related work and all non-audit work performed by KPMG LLP is approved in advance by the audit committee, including the proposed fees for such work. Our pre-approval policy provides that, unless a type of service to be provided by KPMG LLP has been generally pre-approved by the audit committee, it will require specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved maximum fee amounts also require pre-approval by the audit committee. Our pre-approval policy provides that specific pre-approval authority is delegated to our audit committee chairman, provided that the estimated fee for the proposed service does not exceed a pre-approved maximum amount set by the committee.
Our audit committee chairman must report any pre-approval decisions to the audit committee at its next scheduled meeting.
THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2024 FISCAL YEAR.
Security Ownership
of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock by each stockholder who is known by the Company to beneficially own 5% or more of such class. Percentages in the table reflect the percent of common shares held by each stockholder.
Name	Shares Beneficially Owned(1)	Percent of Total Class(2)
Cannae Holdings, Inc. 1701 Village Center Circle, Las Vegas, NV 89134	79,048,691	17.8%
Thomas H. Lee Partners, LP 100 Federal Street, Boston, MA 02110	22,525,103	5.1%
Massachusetts Financial Services Co. 111 Huntington Avenue, Boston, MA 02199	46,491,629	10.5%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	26,559,651	6.0%
Blackrock Inc. 50 Hudson Yard, New York, NY 10001	26,297,236	5.9%

(1)
Amounts are based on information publicly filed with the SEC as of December 31, 2023.

(2)
Applicable percentages based on 442,717,512 shares of our common stock outstanding as of April 15, 2024.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
The following table sets forth information regarding beneficial ownership of our common stock by:
•
Each of our directors and nominees for director;

•
Each of the named executive officers as defined in Item 402(a)(3) of Regulation S-K promulgated by the SEC; and

•
All of our executive officers and directors as a group.

Percentages in the following table reflect the percent of our common shares outstanding as of April 15, 2024. The mailing address of each director and executive officer shown in the table below is c/o Dun & Bradstreet Holdings, Inc., 5335 Gate Parkway, Jacksonville, Florida 32256.
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Name	Number of Shares	Number of Vested Options(1)	Total	Percent of Shares(2)
Ellen R. Alemany(3)	46,339	—	46,339	*
Douglas K. Ammerman	59,544	—	59,544	*
Chinh E. Chu(4)	10,952,008	2,080,000	13,032,008	2.9%
William P. Foley, II(5)	13,079,670	2,337,998	15,417,668	3.5%
Thomas M. Hagerty(6)	30,192	—	30,192	*
Bryan T. Hipsher(7)	1,642,582	328,999	1,971,581	*
Anthony M. Jabbour(8)	7,994,674	1,435,996	9,430,670	2.1%
Keith J. Jackson	48,244	—	48,244	*
Kirsten M. Kliphouse	29,769		29,769
Richard N. Massey	525,064	—	525,064	*
James A. Quella	1,122,333	—	1,122,333	*
Ganesh B. Rao(6)	30,192	—	30,192	*
Virginia G. Gomez	1,078,060	90,299	1,168,359	*
Neeraj Sahai	1,552,408	339,799	1,892,207	*
Joe A. Reinhardt III	1,153,878	239,499	1,393,377	*
All directors and officers (15 persons)	39,344,957	6,852,590	46,197,547	10.4%
* Represents less than 1% of our common stock.
(1)
Includes options vesting within 60 days of the record date.

(2)
Applicable percentages based on 442,717,512 shares of our common stock outstanding as of April 15, 2024 plus vested options held by the individual.

(3)
Includes 2,907 shares held by the Alemany August 2022 GRAT #2 and 13,240 shares held by the Alemany August 2022 GRAT #3.

(4)
Includes 10,885,403 shares held by CC Star Holdings, LP of which Mr. Chu may be deemed the beneficial owner.

(5)
Includes 10,609,644 shares held by Bilcar, LLC.

(6)
Does not include 22,525,103 shares held by Messrs. Hagerty and Rao for the benefit of funds affiliated with Thomas H. Lee Partners, L.P.

(7)
Includes 29,000 shares held by The Percy Stewart Trust.

(8)
Includes 868,039 shares held by the Anthony M. Jabbour Living Trust, 1,228,726 shares held by the Anthony M. Jabbour 2019 Dynasty Trust, 2,650,000 shares held by the Anthony M. Jabbour 2023 Grantor Retained Annuity Trust and 350,000 shares held by the JPM Foundation.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2023 about our common stock which may be issued under our equity compensation plans:
Name	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)(2)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (A))(C)(3)
Equity compensation plans approved by security holders	11,815,125	$19.31	17,762,314
Equity compensation plans not approved by security holders	—	—	—
Total	11,815,125	$19.31	17,762,314

(1)
Consists of options to purchase 10,865,868 shares of our common stock and restricted stock units with respect to 949,257 shares of our common stock. This amount does not include 7,733,266 outstanding shares of restricted common stock.

(2)
Does not reflect the restricted stock units included in column (a) because these awards have no exercise price.

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(3)
In addition to being available for future issuance upon exercise of options and stock appreciation rights, under the 2020 Omnibus Incentive Plan, shares of our common stock may be issued in connection with awards of restricted stock, restricted stock units, performance shares, performance units or other equity-based awards.

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Certain Relationships
and Related Person Transactions

Certain of our directors and executive officers have relationships with the Investor Consortium. Our Executive Chairman, William P. Foley, II, also serves as Chairman, Chief Executive Officer and Chief Investment Officer of Cannae and, in 2023, served as non-executive Chairman of the Board of Cannae. Anthony M. Jabbour, our Chief Executive Officer and a director, is a member of the board of directors of Paysafe. Mr. Jabbour formerly served as Executive Chairman of Black Knight until September 5, 2023 when Black Knight was acquired by InterContinental Exchange, Inc. Following the acquisition, Black Knight is no longer considered a related party. Richard N. Massey, a member of our board of directors, serves as Vice Chairman and a director of Cannae and, in 2023, served as Chief Executive Officer and a director of Cannae. Messrs. Foley and Massey also serve as Senior Managing Directors of and hold equity interests in, and Mr. Foley is the managing member of Trasimene Capital Management, LLC (Trasimene). Certain other key employees have dual responsibilities among the Investor Consortium.
AGREEMENTS RELATED TO THE INITIAL PUBLIC OFFERING
Registration Rights Agreement
In connection with the IPO and the concurrent private placement, we entered into a registration rights agreement with the Investor Consortium (the Registration Rights Agreement). This agreement provides these holders (and their permitted transferees) with the right to require us, at our expense, to register shares of our common stock that they hold. The agreement also provides that we will pay certain expenses of these electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.
Letter Agreement Regarding Voting
In connection with the IPO, the Investment Consortium, including Bilcar, LLC, Black Knight, Cannae, CC Capital and THL, entered into a letter agreement. Pursuant to the letter agreement, the parties thereto agreed for a period of three years to vote all of their respective shares in all matters related to the election of directors, including to elect five individuals to our board of directors: Messrs. Foley, Chu, Massey, Hagerty and Rao. The letter agreement regarding voting expired on June 30, 2023.
OTHER TRANSACTIONS
On January 1, 2020, we entered into a services agreement with Trasimene, pursuant to which Trasimene may provide us and our subsidiaries with ongoing assistance in connection with evaluating, negotiating, documenting and closing various merger, acquisition, divesture, debt and equity financing and strategic corporate transactions. In the case of a merger, acquisition or divestiture, the transaction fee will be equal to 1.0% of the transaction value. In the case of a debt or equity financing, the transaction fee will be an amount mutually agreed upon between us and Trasimene. In consideration for such services, we agreed to pay Trasimene an annual fee of $120,000, which would be credited against any transaction fee earned by Trasimene under the services agreement, plus reimbursement of reasonable expenses. Pursuant to mutual agreement between Trasimene and us, we did not make any payments and incurred no costs under the Trasimene services agreement in 2023. We terminated the services agreement on December 15, 2023, at which time the parties agreed the agreement was fully discharged and there were no existing, accrued or continuing rights, duties, liabilities or obligations thereunder.
In November 2020, we entered into a consulting service agreement with Black Knight. The agreement is cancellable upon mutual agreement. Pursuant to the agreement, Black Knight provides our company consulting services, in exchange for fees in an amount equal to Black Knight’s cost plus 10 percent markup. We did not incur consulting fees to Black Knight for the year ended December 31, 2023.
In June 2021, we entered into a five-year agreement with Black Knight. Pursuant to the agreement, we will receive total data license fees of approximately $24 million over a five-year period. Also, over the five-year period, Black Knight is engaged to provide certain products and data, as well as professional services for an aggregate fee of approximately $34 million. In addition, we and
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Black Knight will jointly market certain solutions and data. The agreement was approved by our audit committee. We recognized revenue of $4.8 million and incurred operating expenses of $2.0 million for the year ended December 31, 2023 with respect to the agreement with Black Knight.
In September 2021, we entered into a 10-year agreement with Paysafe. Pursuant to the agreement, we provide data license and risk management solution services to Paysafe. The agreement is cancellable by either party without penalty at each annual anniversary of the contract effective date by providing written notice not less than 90 days prior to the anniversary date. The agreement was approved by our audit committee. In connection with the agreements associated with Paysafe, we recognized revenue of $10.5 million for the year ended December 31, 2023.
In December 2022, Paysafe signed a 63 month lease agreement with us for the occupancy of the fourth floor of our headquarters building in Jacksonville, Florida. Total rental payments over the lease term will aggregate to $4.2 million. We recognized expense credit of $0.6 million for the year ended December 31, 2023.
In July 2023, we entered into a sponsorship package with AFC Bournemouth Limited. Under the sponsorship package, we receive significant advertising and media exposure and client hospitality opportunities. We recognized expenses of $0.4 million for the year ended December 31, 2023.
AUDIT COMMITTEE APPROVAL
Our audit committee has reviewed and approved each of the transactions described above in accordance with the terms of our codes of ethics related to the approval of related party transactions.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
Pursuant to our code of conduct and ethics, a “conflict of interest” occurs when an individual’s personal or family interests interfere — or appear to interfere — with our interests and/or our ability to make sound business decisions on behalf of the company, and can arise when a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Anything that would present a conflict for a director, officer or employee would also likely present a conflict if it is related to a member of his or her family. Our code of conduct and ethics states that clear conflict of interest situations involving directors, executive officers and other employees who occupy supervisory positions or who have discretionary authority in dealing with any third party specified below may include the following:
•
Conducting business with — or supervising — spouses, partners, family members, friends or others with whom you have a close personal relationship;

•
Having business interests or employment outside of Dun & Bradstreet;

•
Having a business arrangement or transaction between two parties who have a relationship outside of the business transaction — this is referred to as a related party transaction;

•
Serving on boards of directors outside of Dun & Bradstreet;

•
Pursuing opportunities that belong to Dun & Bradstreet; and

•
Exchanging gifts and entertainment.

It is our policy to review all relationships and transactions in which we and our directors or executive officers (or their immediate family members) are participants in order to determine whether the director or officer in question has or may have a direct or indirect material interest. Our Chief Ethics & Compliance Officer, together with our legal staff, is primarily responsible for developing and implementing procedures to obtain the necessary information from our directors and officers regarding transactions to/from related persons. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest must be discussed promptly with our Chief Ethics & Compliance Officer. The Chief Ethics & Compliance Officer, together with our legal staff, then reviews the transaction or relationship, and considers the material terms of the transaction or relationship, including the importance of the transaction or relationship to us, the nature of the related person’s interest in the transaction or relationship, whether the transaction or relationship would likely impair the judgment of a director or executive officer to act in our best interest, and any other factors such officer deems appropriate. After reviewing the facts and circumstances of
67

each transaction, the Chief Ethics & Compliance Officer, with assistance from the legal staff, determines whether the director or officer in question has a direct or indirect material interest in the transaction and whether or not to approve the transaction in question.
With respect to our Chief Executive Officer, President — North America, President — International, Chief Financial Officer and Chief Accounting Officer, our codes of ethics for senior financial officers, which is a supplement to our code of conduct and ethics, require that each officer must:
•
Discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with our Chief Legal Officer or Corporate Secretary;

•
In the case of our President — North America, President — International, Chief Financial Officer and Chief Accounting Officer, obtain the prior written approval of our Chief Legal Officer or Corporate Secretary for all material transactions or relationships that could reasonably be expected to give rise to a conflict of interest; and

•
In the case of our Chief Executive Officer, obtain the prior written approval of the audit committee for all material transactions that could reasonably be expected to give rise to a conflict of interest.

In the case of any material transactions or relationships involving our President — North America, President — International, Chief Financial Officer or our Chief Accounting Officer, the Chief Legal Officer or Corporate Secretary must submit a list of any approved material transactions semiannually to the audit committee for its review.
Under SEC rules, certain transactions in which we are or will be a participant and in which our directors, executive officers, certain stockholders and certain other related persons had or will have a direct or indirect material interest are required to be disclosed in this related person transactions section of our proxy statement. In addition to the procedures above, our audit committee reviews and approves or ratifies any such transactions that are required to be disclosed. The committee makes these decisions based on its consideration of all relevant factors. The review may be before or after the commencement of the transaction.
If a transaction is reviewed and not approved or ratified, the committee may recommend a course of action to be taken.
Delinquent Section
16(a) Reports

Section 16 of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file reports of their ownership, and changes in ownership, of the Company’s common stock with the Securities and Exchange Commission. Executive officers and directors are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all forms they file pursuant to Section 16 and the Company is required to report in this Annual Report on Form 10-K any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2023. Based solely upon a review of these reports, we believe that Richard N. Massey had one late filing in 2023 due to an administrative oversight. Additionally, we believe that William P. Foley, II, Anthony J. Jabbour, Bryan T. Hipsher, Virginia G. Gomez, Neeraj Sahai and Joe A. Reinhardt III each had one late filing in 2023 due to administrative oversight related to the reporting of shares withheld for taxes in connection with the vesting of restricted stock. All other directors and executive officers of the Company complied with the requirements of Section 16(a) in 2023.
Stockholder Proposals
and Nominations

Any proposal that a stockholder wishes to be considered for inclusion in the proxy and proxy statement relating to the Annual Meeting of Stockholders to be held in 2025 must be received by the Company no later than December 26, 2024. Any other proposal or director nomination that a stockholder wishes to bring before the 2025 Annual Meeting of Stockholders without inclusion of such matter in the Company’s proxy materials must also be received by the Company no later than December 26, 2024.
68

All proposals must comply with the applicable requirements or conditions established by the SEC and the Company’s bylaws, which requires, among other things, certain information to be provided in connection with the submission of stockholder proposals. All proposals must be directed to the Corporate Secretary of the Company at 5335 Gate Parkway, Jacksonville, Florida 32256. The persons designated as proxies by the Company in connection with the 2025 Annual Meeting of Stockholders will have discretionary voting authority with respect to any stockholder proposal for which the Company does not receive timely notice.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act of 1934, as amended, no later than April 13, 2025 and must comply with the additional requirements of Rule 14a-19(b). Dun & Bradstreet will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Other Matters

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, your proxy card confers discretionary authority on the persons named in your proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in your proxy card to vote the shares in accordance with their best judgment.
Available Information

The Company files Annual Reports on Form 10-K with the SEC. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (except for certain exhibits thereto), including our audited financial statements and financial statement schedules, may be obtained, free of charge, upon written request by any stockholder to Dun & Bradstreet Holdings, Inc., 5335 Gate Parkway, Jacksonville, Florida 32256, Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing the Company for its expenses in supplying any exhibit.
By Order of the Board of Directors
Anthony M. Jabbour
Chief Executive Office
Dated: April 25, 2024
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Appendix A

Non-GAAP Financial Measures
This proxy statement contains non-GAAP financial measures, including Adjusted Revenues, Organic Revenue, Adjusted Net Income, Adjusted EBITDA and Adjusted Diluted Earnings per share. These are important financial measures for us, but are not financial measures as defined by generally accepted accounting principles (GAAP). The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, including determining a portion of executive compensation. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. By disclosing these non-GAAP financial measures, we believe we offer investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates the company.
These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, net earnings, net earnings per share, net earnings margin or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached schedules.
A-1

Dun & Bradstreet Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (In millions) (Unaudited)
RECONCILIATION OF REVENUES TO ADJUSTED REVENUES AND ORGANIC REVENUES
	YEAR ENDED DECEMBER 31, 2023	YEAR ENDED DECEMBER 31, 2022
GAAP Revenue	$2,314.0	$2,224.6
Foreign currency impact	(21.4)	(24.3)
Adjusted revenue before the effect of foreign currency	2,292.6	2,200.3
Net revenue from acquisitions and divestiture – before the effect of foreign currency	—	(1.8)
Organic revenue – before the effect of foreign currency	$2,292.6	$2,198.5
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
	YEAR ENDED DECEMBER 31, 2023	YEAR ENDED DECEMBER 31, 2022
GAAP Net income (Loss) attributable to Dun & Bradstreet Holdings, Inc.	$(47.0)	$(2.3)
Depreciation and amortization	586.8	587.2
Interest expense – net	216.1	191.0
(Benefit) provision for income tax – net	(34.2)	(28.8)
EBITDA	721.7	747.1
Other income (expense) – net	5.3	(13.9)
Equity in net income of affiliates	(3.2)	(2.5)
Net income (Loss) attributable to non-controlling interest	3.3	6.4
Equity-based compensation	83.4	66.0
Restructuring charges	13.2	20.5
Merger, acquisition and divestiture-related operating costs	7.1	23.4
Transition costs	52.9	24.4
Other adjustments	8.5	(7.9)
Adjusted EBITDA	$892.2	$863.5
A-2

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
	YEAR ENDED DECEMBER 31, 2023	YEAR ENDED DECEMBER 31, 2022
Net income (Loss) attributable to Dun & Bradstreet Holdings, Inc.	$(47.0)	$(2.3)
Incremental amortization of intangible assets resulting from the application of purchase accounting	465.8	494.0
Equity-based compensation	83.4	66.0
Restructuring charges	13.2	20.5
Merger, acquisition and divestiture-related operating costs	7.1	23.4
Transition costs	52.9	24.4
Merger, acquisition and divestiture-related non-operating costs	1.8	3.7
Debt refinancing and extinguishment costs	2.5	24.3
Non-operating pension-related income	(18.3)	(42.2)
Non-cash gain from interest rate swap amendment	(10.6)	—
Other adjustments	9.7	(7.9)
Tax impact of the non-GAAP adjustments	(142.6)	(144.6)
Other tax effect adjustments	13.7	(19.7)
Adjusted Net Income (Loss) attributable to Dun & Bradstreet Holdings, Inc.	$431.6	$439.6
Adjusted diluted earnings (Loss) per share of common stock	$1.00	$1.02
Weighted average number of shares outstanding – diluted	432.8	430.0
A-3

Appendix B

Officer Exculpation Amendment
ARTICLE XII
INDEMNITY
The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director or officer in his or her capacity as a director or officer, respectively. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law (a) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL or (d) for any transaction from which such director or officer derived an improper personal benefit. No amendment to or repeal of this Article XII shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment.
B-1

ABOUT DUN & BRADSTREET®

Dun & Bradstreet, a leading global provider of B2B data, insights and AI-driven platforms, helps organizations around the world grow and thrive. Dun & Bradstreet's Data Cloud fuels solutions and delivers insights that empower customers to grow revenue, increase margins, manage risk, and help stay compliant — even in changing times. Since 1841, companies of every size have relied on Dun & Bradstreet. Dun & Bradstreet is publicly traded on the New York Stock Exchange (NYSE: DNB).

© Dun & Bradstreet, Inc. 2024. All rights reserved. (CR-1204177814765397 4/23)

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DUN & BRADSTREET HOLDINGS, INC.
5335 GATE PARKWAY
JACKSONVILLE, FL 32256

VOTE BY INTERNET
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V44128-P09044

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DUN & BRADSTREET HOLDINGS, INC.

The Board of Directors recommends you vote FOR ALL for Proposal 1.

	For All	Withhold All	For All Except
1. Election of 11 directors to serve until the 2025 annual meeting of shareholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ellen R. Alemany
02) Douglas K. Ammerman
03) Chinh E. Chu
04) William P. Foley, II
05) Thomas M. Hagerty
06) Anthony M. Jabbour
07) Keith J. Jackson
08) Kirsten M. Kliphouse
09) Richard N. Massey
10) James A. Quella
11) Ganesh B. Rao

The Board of Directors recommends you vote "FOR" Proposals 2, 3 and 4.

	For	Against	Abstain
2. Approve a certificate of amendment to our amended and restated certificate of incorporation to limit liability of our officers as permitted by law.	☐	☐	☐
3. Approval of a non-binding advisory resolution on the compensation paid to our named executive officers.	☐	☐	☐
4. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2024 fiscal year.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SCAN TOVIEW MATERIALS & VOTE DUN & BRADSTREET HOLDINGS, INC. 5335 GATE PARKWAYJACKSONVILLE, FL 32256 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/DNB2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2024. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V44128-P09044 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Dun & Bradstreet Holdings, Inc. Meeting Information 2024 Annual Meeting of ShareholdersJune 12, 202411:00 a.m. Eastern Time www.virtualshareholdermeeting.com/DNB2024Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.V44129-P09044DUN & BRADSTREET HOLDINGS, INC.THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF DUN & BRADSTREET HOLDINGS, INC.FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 12, 2024The undersigned hereby appoints the Chief Executive Officer, Chief Legal Officer and Corporate Secretary of Dun & Bradstreet Holdings, Inc. ("Dun & Bradstreet"), and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Dun & Bradstreet common stock held of record by the undersigned as of April 15, 2024, at the Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Time, or any adjournment or postponement thereof. The meeting will be held virtually at www.virtualshareholdermeeting.com/DNB2024.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.Continued and to be signed on reverse side